EXHIBIT 2.01



DATED 26TH DAY OF OCTOBER, 1998






                                AGREEMENT FOR THE
                                 ACQUISITION OF



                              SUNBELT (UK) LIMITED


                                       BY


                               EUROPEAN MICRO PLC






                                PHILIP CONN & CO
                                  LINCOLN HOUSE
                               1 BRAZENNOSE STREET
                                   MANCHESTER
                                     M2 5FJ

                               TELE: 0161-833 9494
                               FAX: 0161-834 4540

                                  REF: TJO/MJM

CLAUSE

1.    INTERPRETATION ..........................................................4

2.    SALE AND PURCHASE.......................................................12

3.    CONDITIONS..............................................................16

4.    PERIOD TO COMPLETION....................................................17

5.    COMPLETION..............................................................18

6.    WARRANTIES AND INDEMNITIES..............................................20

7.    RESTRICTIONS............................................................25

8.    PENSIONS................................................................26

9.    UNIT 1, SAXON BUSINESS CENTRE...........................................28

10.   COSTS...................................................................28

11.   EFFECT OF COMPLETION....................................................28

12.   ACKNOWLEDGEMENTS........................................................29

13.   ENTIRE AGREEMENT AND AMENDMENTS.........................................29

14.   COUNTERPARTS............................................................29

15.   MERGER OF AGREEMENTS....................................................29

16.   GENERAL.................................................................30

17.   SEVERABILITY............................................................30

18.   LAW AND JURISDICTION....................................................31

SCHEDULE 1....................................................................32
THE VENDORS


SCHEDULE 2....................................................................33
PARTICULARS RELATING TO THE COMPANY


SCHEDULE 3....................................................................34
THE PROPERTIES


SCHEDULE 4....................................................................35
WARRANTIES


SCHEDULE 5....................................................................78
DEED OF INDEMNITY


ANNEXURE A....................................................................87
Loan Note and Convertible Loan Note


ANNEXURE B....................................................................96
Deed of Waiver


ANNEXURE C....................................................................97
Schedule of Adjustments


ANNEXURE D....................................................................98
Service Contracts

THIS AGREEMENT is made on 26th October 1998

BETWEEN:-

(1) EUROPEAN MICRO PLC a company incorporated in England and whose registered office is situate at 20-24 Church Street, Altrincham, Cheshire WA14 4DW (Company Number: 2663964) ("the Purchaser"); and

(2)      The  persons  whose  names  and  addresses  are set out in  column 1 of
         Schedule 1 (together the "Vendors").

RECITALS:

(A) Sunbelt (UK) Limited is a private limited company incorporated in England under the Companies Acts under number 02743684. Further details relating to the Company are set out in Schedule 2.

(B) The Vendors are or will be upon Completion, the registered holders of all of the Shares, the numbers of the Shares of which each of the Vendors is the registered holder being set out opposite his name in column 2 of Schedule 1, such Shares comprising in aggregate 100 per cent of the issued share capital of the Company.

(C) The Vendors have agreed to sell, or procure to be sold, the Shares to the Purchaser on the terms and subject to the conditions set out in this agreement free from Encumbrances.

(D) The Vendors have made representations to the Purchaser in the terms of the Warranties to the intent that the Purchaser should rely on such Warranties in entering into this agreement.


THE PARTIES AGREE AS FOLLOWS:


1.       INTERPRETATION

1.1 The following provisions shall have effect for the interpretation of this agreement.

1.2 The following words, expressions and abbreviations shall, unless the context otherwise requires, have the following meanings:

"ACCOUNTS" means financial statements of the Company and each of the Subsidiaries, comprising the balance sheet of the Company, the consolidated balance sheet and profit and loss account of the Group and the balance sheet and profit and loss account of each of the Subsidiaries, together in each case with the notes thereon as at and for the financial period ending on the Accounts Date.;

"ACCOUNTS DATE" means 30th June 1998;

"ACTIVITIES" means any activity, operation or process carried out by the Company at any Property whether or not currently owned, occupied or used by the Company;

"ADJUSTED PRE-TAX EARNINGS" means pre-tax earnings adjusted in accordance with clause 2.6;

"AGREED RATE" means 2 per cent above the base rate from time to time of National Westminster Bank plc;

"AGREED FORM" means the form agreed between the parties on or prior to the date of this agreement and initialled for the purposes of identification by their respective solicitors;

"ASIAN SUBSIDIARY" means the company to be incorporated in Singapore as a wholly owned subsidiary of EMCC which is to carry on its activities within the territory, such activities to be restricted to purchasing and selling on its own behalf or acting as commercial agent for the Purchaser's Group within the territory save in the event that it makes any purchase of stock (inventory) from any member of the Purchaser Group such purchases to be excluded for any calculations of turnover so that the Asian Subsidiary shall only be credited with sales in the territory;

"ASSOCIATE" means as defined in s435 of the Insolvency Act 1986 and "Associated Company" shall be construed accordingly;

"BUSINESS DAY" means a day (other than Saturday or Sunday) on which banks are open for business in London;

"BOOK VALUE AMOUNT" means: the Shareholders' Funds of the Company as at 30th September 1998, reduced by the book value of all Intangible Assets of the Company except cash and including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discounts and expenses, all determined in accordance with clauses 2.6 and 2.7.

"CAA" means the Capital Allowances Act 1990;

"CGTA" means Capital Gains Tax Act 1979;

"COMPANY" means Sunbelt (UK) Limited which definition shall include any Subsidiary undertaking wherever the context so admits;

"COMPANY'S ACCOUNTANTS" means Windsor Stebbing Marsh of Pinnacle House, 17-25 Hartfield Road, London SW19 3SE

"COMPANIES ACTS" has the meaning given to it in section 744 of the Companies Act 1985, together with the Companies Act 1989;

"COMPLETION" means the completion of the sale and purchase of the Shares in accordance with clause 5;

"COMPLETION DATE" means 26th October 1998 or such other date as the parties may agree in writing;

"CONDITIONS" means the conditions set out in clause 3 of this agreement;

"CONNECTED PERSON" means as defined in s249 of the Insolvency Act 1986;

"DEED OF INDEMNITY" means a deed of indemnity in the form set out in Schedule 5;

"DISCLOSURE LETTER" means a letter at the Completion Date together with the attachments thereto addressed by the Vendors' Solicitors on behalf of the Vendors to the Purchaser's Solicitors on behalf of the Purchaser disclosing exceptions to the Warranties;

"DISTRIBUTION"   means  a  distribution  as  defined  by  sections  209  to  211
(inclusive) of the T.A. and section 418 of the T.A.;

"EMCC" means European Micro Holdings Inc. a company incorporated in the State of Nevada (United States of America) with the State of Nevada file no. 28914-1997 and having its place of business at 6073 NW 167 Street, Unit C-25, Miami, Florida 33015 United States of America;

"EMCC SHARES" means the shares of common stock of $0.01 the same being traded or tradable on NASDAQ, credited as fully paid, in the capital of EMCC to be allotted to the Vendors at the option of the Purchaser pursuant to clause 2.5, as part of the consideration

"EMPLOYEES" shall mean the following employees of the Company employed by the Company at the Completion Date and full particulars of whom are fully and accurately set out in the Disclosure Letter:-

          Dhaliwal, Embers, O'Brien, Patel, Thompson and Upton;

"ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, security interest or other third party right or interest (legal or equitable) over or in respect of the relevant asset, security or right;

"ENVIRONMENT" means any and all living organisms (including without limitation, man), ecosystems, property and the media of air (including without limitation air in buildings, natural or manmade structures, below or above ground) water, (as defined in Section 104(1) of the Water Resources Act 1991 and within drains and sewers) and land (including under any water as described above and whether above or below surface);

"ENVIRONMENTAL CONSENT" means any consent, approval, permit, licence, order, filing, authorisation, exemption, registration, permission, reporting or notice requirement and any related agreement required under any Environmental Law;

"ENVIRONMENTAL LAWS" means all international EU, national, federal, state or local statutes, which for the avoidance of doubt shall include section 57 and schedule 22 of the Environment Act 1995 and the guidance and regulations adopted under those provisions, by-laws, orders, regulations or other law or subordinate legislation or common law, all orders, ordinances decrees or regulatory codes of practice, circulars, guidance notes and equivalent controls concerning the protection of human health or which have as a purpose or effect the protection or prevention of harm to the Environment or health and safety which are binding in relation to the Properties and/or upon the Company in the relevant jurisdiction in which the Company has been or is operating (including by the export of its products, or its waste thereto) on or before Completion and which for the avoidance of doubt shall specifically include all regulations in relation to the control of noise;

"FIRST CONTINGENT EARN-OUT AMOUNT" means an amount equal to the product of:-

(i) Adjusted Pre-Tax Earnings of the Company for the fiscal year ended June 30, 1998, multiplied by

(ii)     the sum of:

(1) twenty-five percent (25%) if the Nova Gross Profit (as defined below) for the sale of Nova products by EMCC and its affiliates during the First Earn-Out Period (as defined below) is at least (pound)600,000 and the Nova Gross Margin (as defined below) for such sales is at least twenty percent (20%); plus

(2) twenty-five percent (25%) if the Nova Gross Profit for the sale of Nova Products by EMCC and its affiliates the First Earn-Out Period is at least (pound)800,000 and the Nova Gross Margin (as defined below) for sale of such products is at least twenty percent (20%); plus

(3) twenty-five percent (25%) if at least four of the following employees are employed by the Company, the Group or the Purchaser's Group on the last day of the First Earn-Out Period: Dhaliwal, O'Brien, Embers, Thompson, Patel and Upton unless such employees' contracts are unlawfully or unfairly terminated; plus

(4)            twenty-five  percent  (25%)  if  the Net  Asian   Revenue  is  at
         least (pound)4,500,000

The First Contingent Earn-Out shall be payable pro rata if the Company achieves ninety per cent (90%) or more of items (1), (2) and (4) above.

"FIRST EARN-OUT PERIOD" means a period of twelve (12) calendar months commencing 1st November 1998;

"GROUP" means the Company and the Subsidiaries;

"GUARANTEED EARN-OUT AMOUNT" means two (2) times the Adjusted Pre-Tax Earnings of the Company for the financial year ended June 30, 1998.

"I.C.T.A." means the Income and Corporation Taxes Act 1970 and any reference thereto shall include any enactment repealed or modified thereby as if section 539 of the I.C.T.A. applied in like manner to this agreement;

"INTANGIBLE ASSETS" means any asset, non-monetary in nature and without physical substance;

"INTELLECTUAL PROPERTY" means all rights in the nature of patent, trademark, copyright, registered design, design right wheresoever situate and whether registered or unregistered, registrable applied for or granted without limitation;

"I.T.A." means the Inheritance Tax Act 1984 and any reference thereto shall include any enactment repealed or modified thereby as if section 275 of the I.T.A. applied in like manner to this agreement;

"KNOW-HOW AND CONFIDENTIAL INFORMATION" means any information known to the Vendors or the Company which might be of commercial value and which in its entirety as opposed to its individual components is not in the public domain;

"LOAN NOTE" and "CONVERTIBLE  LOAN NOTE" mean the Loan Note and Convertible Loan
Note in the agreed form annexed hereto;

"MANAGEMENT ACCOUNTS" means the accounts prepared by the Company in the agreed form for the period 30th June 1998 to 30th September 1998;

"NASDAQ" means the Exchange known as the National Association of Securities Dealers Automated Quotations and recognised by the Securities and Exchange Commission in the USA;

"NET ASIAN REVENUE" means the turnover of the Asian Subsidiary represented by the cost of purchases (excluding any Nova Products) and the cost of sales made in the territory less the costs of any purchases sourced from the Purchaser's Group unless resold in the territory but so that the value of no item of stock shall be credited more than once as an item of turnover and for the avoidance of doubt any purchase or sale (as set out above) shall include any sale or purchase made directly or indirectly by the Purchaser's Group or any Connected Person or any of them in the territory except for any made by Big Blue Europe BV;

"NOVA GROSS MARGIN" means a fraction, the numerator of which is Gross Profit and the denominator of which is net revenue generated for the sale of Nova Products;

"NOVA GROSS PROFIT" means the difference between the net revenue and cost of sales of the Company including duty and freight;

"NOVA PRODUCTS" means all micro-computers, micro-computer components or peripherals excluding any such manufactured by IBM, Compaq, Hewlett-Packard or Toshiba save where in respect of micro-computer components they are integrated into a product sold under the Nova badge;

"PER SHARE VALUE" means the average closing price for the EMCC Shares on the Nasdaq Stock Market during the thirty (30) trading days ending on the last trading day before the date of issue of the EMCC Shares;

"PRE-TAX EARNINGS" means net income before taxes for the Company computed as provided herein based on the audited accounts of the Company for the applicable period;

"PROPERTIES" means the properties described in Schedule 3 or any part or parts thereof and "Property" means any one of them;

"PURCHASER'S AUDITORS" means KPMG of St. James' Square, Manchester M2 6DS;

"PURCHASER'S GROUP" means the Purchaser, any parent company of the Purchaser and any subsidiary or subsidiary undertaking of the Purchaser or of any such parent company;

"PURCHASER'S SOLICITORS" means Philip Conn & Co., Lincoln House, 1 Brazennose Street, Manchester M2 5FJ;

"SECOND CONTINGENT EARN-OUT AMOUNT" means an amount equal to the product of:-

(i) Adjusted Pre-Tax Earnings of the Company for the fiscal year ended June 30, 1998, multiplied by:

(ii)   the sum of :

      (1) thirty-three percent (33%) if the Nova Gross Profit for the sale of Nova Products by EMCC and its affiliates during the Second Earn-Out Period (as defined below) is at least (pound)1,000,000 and the Nova Gross Margin for the sale of such products is at least twenty percent (20%); plus

      (2) thirty-three percent (33%) if the Nova Gross Profit for the sale of Nova products by EMCC and its affiliates during the Second Earn-Out Period (as defined below) is at least (pound)1,200,000 and the Nova Gross Margin for the sale of such products is at least twenty percent (20%); plus

      (3) thirty-four percent (34%) if the Asian Net Revenue is at least (pound)7,000,000, provided that if Mr. Gesner does not reside in Asia after the end of the First Earn-Out Period, by reason of the instruction or request of his employer then this sum shall be payable in any event. For the avoidance of doubt this clause shall not preclude the parties at any time renegotiating a variation of this clause.

      The Second Contingent Earn-Out Amount shall be pro-rated if the Company achieves ninety percent (90%) or more of items (1), (2) and (3) above.

"SECOND EARN-OUT PERIOD" means a period of twelve (12) months commencing 1st November 1999;

"SHARES" means together the issued ordinary shares of (pound)1.00 and the `A' Preference Shares in the capital of the Company registered in the name of the Vendors in such numbers as is set out opposite their respective names in column 2 of Schedule 1;

"SHAREHOLDERS'  FUNDS" means profits  available for  distribution  as defined in
Part VIII of the Companies Act 1985 together with called up shares capital including any share premium;

"SOFTWARE" means any program specifically written for the Company;

"SUBSIDIARY" means a subsidiary undertaking of the Company, as set out in s 736 of The Companies Act 1985;

"T.A." means the Income and Corporation Taxes Act 1988;

"T.C.G.A." means the Taxation of Chargeable Gains Act 1992 and any reference thereto shall include any enactment repealed or modified thereby;

"TERRITORY" means throughout Asia and Australasia excluding Middle East, India, Turkey, Israel, Pakistan, Bangladesh and Russia;

"THE FIRST INSTALMENT" means the amount payable on Completion pursuant to clause 2.4.1.2;

"THE PENSION SCHEME" means the Sunbelt (UK) Limited Executive Pension Plan established under Scheme numbers 162-100690-96 and 162-100691-96 with Lincoln;

"THE SECOND INSTALMENT" means the amount payable within ninety (90) days of the end of the First Earn-Out period;

"THE THIRD INSTALLMENT" means the amount payable within ninety (90) days of the end of the Second Earn-Out Period;

"V.A.T.A." means the Value Added Tax Act 1994;

"VENDORS'   SOLICITORS"  means  Arnold  Fooks  Chadwick  of  15  Bolton  Street,
Piccadilly, London W1Y 8AR;

"VENDORS' SOLICITORS' ACCOUNT" means such account as the Vendors' Solicitors have notified to the Purchaser for the purposes of this agreement;

"WARRANTIES" means the representations, warranties, covenants and undertakings set out in Clause 6 and Schedule 4;

1.3 References to "F.A." followed by a stated year mean the Finance Act of that year.

1.4 Words, expressions and abbreviations defined in the Deed of Indemnity shall have the same meanings in this agreement and clause 1.3 of the Deed of Indemnity shall apply to this agreement.

1.5 References to the parties hereto include the respective successors in title to substantially the whole of their respective undertakings and, in the case of individuals, to their respective estates and personal representatives.

1.6 References to persons shall include bodies corporate and unincorporated, associations, partnerships and individuals. Words denoting the singular shall include the plural and words denoting any gender shall include all genders.

1.7 References to statutes or statutory provisions include references to any orders or regulations made thereunder and references to any statute, provision, order or regulation include references to that statute, provision, order or regulation as amended, modified, re-enacted or replaced from time to time whether before or after the date hereof (subject as otherwise expressly provided herein) and to any previous statute, statutory provision, order or regulation amended, modified, re-enacted or replaced by such statute, provision, order or regulation.

1.8 Headings to clauses, paragraphs and descriptive notes in brackets relating to provisions of taxation statutes are for information only and shall not form part of the operative provisions of this agreement and shall be ignored in construing the same.

1.9 References to recitals, clauses, Annexures, Schedules are to recitals to, clauses of, Annexures to and Schedules to this agreement. The recitals, Annexures and Schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the recitals, Annexures and the Schedules.

1.10 Each of the Warranties in Clause 6 and Schedule 4 expressed to be given "to the best of the Vendors' knowledge and belief" or "so far as the Vendors are aware" or otherwise qualified by reference to the knowledge of the Vendors shall be deemed not to be qualified in the manner stated unless the Vendors have made all reasonable enquiries of each other, of the directors, employees and agents of the Company and of the Subsidiaries and of relevant third parties to establish the truth and accuracy of each statement.

1.11 The obligations and liabilities of the Vendors under this agreement shall be joint and several.

2.    SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this agreement, the Vendor with full title guarantee shall sell and the Purchaser shall purchase the number of Shares of which each of the Vendors is the registered holder being set out opposite each of the Vendors' names in column 2 of Schedule 1 with effect from the commencement of business on the Completion Date free from all Encumbrances and together with all accrued benefits and rights attaching thereto in respect of the Shares save immediately prior to Completion the Vendors shall as members of the Company declare a final dividend for the year ending 30th June 1998 of:

      2.1.1 (pound)37.153 per share in respect of the Ordinary (pound)1 Shares; and

      2.1.2    (pound)24.31 per share in respect of the `A' Preference Shares;

      Further the Vendors shall as members of the Company declare an interim dividend for the year ending 30th June 1999 of:

      2.1.3 (pound)2.227 per share in respect of the Ordinary (pound)1 Shares save that Gerard Denis Patrick O'Rourke shall absolutely and irrevocably waive all right and entitlement to the dividend in respect of all the Ordinary (pound)1 Shares held by him in the terms of the Deed of Waiver in the agreed form annexed hereto at Annexure B and

      2.1.4    (pound)9.246 per share in respect of the `A' Preference Shares;

      together "the Dividends." The Purchaser shall procure (a) that on Completion the Company repays the Vendors' loan accounts which include the interim dividends and (b) that a final dividend of at least a sum equal to the interim dividend is voted.

2.2 The Vendors hereby represent, warrant, covenant and undertake with the Purchaser (so as to bind them, their personal representatives, successors and assigns) as follows:-

      2.2.1 that each of them has the right to dispose of the Shares which they purport to sell; and

      2.2.2 that each of them is disposing of the Shares free from any mortgage, charge or pledge, lien, security or other third party right or interest (legal or equitable) or restriction together with all such rights now or hereafter attaching thereto, including the right to all dividends and other distributions (if any) declared, made or paid after the Accounts Date save as provided in clause 2.1.

2.3 The consideration for the sale of the Shares shall be equal to the sum of the following:-

      2.3.1    the Book Value Amount less the Dividends;

      2.3.2    the Guaranteed Earn-Out Amount;

      2.3.3    the First Contingent Earn-Out Amount; and

      2.3.4    the Second Contingent Earn-Out Amount.

2.4 The consideration payable shall be to each of the Vendors in such proportions as is set out against their respective names in column 3 of
      Schedule 1 in the following manner:-

      2.4.1 at Completion the sum of (pound)600,407.72 on account of the sum of :-

               2.4.1.1  Book Value Amount less the Dividends, plus

               2.4.1.2  the product of

                        (1)   sixty percent (60%), multiplied by

                        (2)   the Guaranteed Earn-Out Amount;

               the payment due to be made to Mr O'Rourke pursuant to this clause
               2.4.1 shall be satisfied by the issue of a Loan Note in the agreed form by the Purchaser.

               Any overpayment or underpayment made by the Purchaser pursuant to this clause shall be adjusted as provided in clause 2 and paid or repaid or the Loan Note adjusted accordingly as the case may be within 90 days of the determination thereof or at the next instalment whichever shall be the sooner.

      2.4.2 On the nineteenth day after the end of the First Earn-Out Period, an amount equal to the sum of :

               2.4.2.1 twenty percent (20%) of the Guaranteed Earn-Out Amount, plus

               2.4.2.2  the First Contingent Earn-Out Amount; and

      2.4.3 On the nineteenth day after the end of the Second Earn-Out Period, an amount equal to the sum of

               2.4.3.1 twenty percent (20%) of the Guaranteed Earn-Out Amount, plus

               2.4.3.2  the Second Contingent Earn-Out Amount.

      2.5.1 Any portion of the Guaranteed Earn-Out Amount not paid at Completion shall accrue interest at the agreed rate from the Completion Date until the date payment is made. All amounts payable in cash shall be paid by electronic transfer in sterling.

               2.5.1.1 the Second Instalment and the Third Instalment due to Mr Gesner shall at the option of the Purchaser be satisfied in whole or in part by the allotment of EMCC Shares (subject to clause 2.5.2 below);

               2.5.1.2  The Second  Instalment  and Third  Instalment  due to Mr
                        O'Rourke   shall  be   satisfied   by  the  issue  of  a
                        Convertible Loan Note in the agreed form.

      2.5.2 Should the Purchaser pursuant to clause 2.5.1 elect to satisfy the consideration by procuring the allotment of EMCC Shares and the traded volume of EMCC Shares on NASDAQ in the 30 days prior to the election being made not being equal to [three] times the number of shares to be allotted ("the Trading Volume") then the following conditions shall apply:

               2.5.2.1 after 15 days of receipt of the said shares Mr Gesner shall arrange to sell the shares received as far as possible in equal lots over the next 40 succeeding trading days;

               2.5.2.2 in the event that the sums realised upon the sale of the said shares shall be less than the amount due for either the Second Instalment or the Third Instalment the Purchaser shall pay to Mr Gesner the difference in cash within 28 days of being notified of the amount of any shortfall.

      2.5.3 The number of EMCC Shares to be issued in satisfaction of any portion of the Consideration shall be equal to the amount of the Consideration so payable divided by the Per Share Value.

2.6 For the purposes of this Agreement the Book Value Amount and Pre Tax Earnings shall be determined as provided herein and in accordance with generally accepted accounting principles ("GAAP"), and on the same basis the Accounts which shall be prepared on a consistent basis and accepted by the Purchaser or Purchaser's Auditors.

2.7   In  determining  the  Pre-Tax   Earnings  the  following   deductions  and
      adjustments shall be made:-

      2.7.1 deducting any accounts receivable (trade debtors) (or any portion thereof) identified in the Accounts as at the Accounts Date which are not paid in full, without any set-off except in the case of any contras of valid and outstanding sales and purchases made in the ordinary course of business, within one hundred and eighty
               (180) days of the Completion Date save where the Company has any valid Trade Indemnity Insurance Claim in which case the period applicable shall be two hundred and seventy (270) days, plus

      2.7.2 deducting the cost of any stock (inventory) identified in the Accounts as at the Accounts Date not sold by the Company within one hundred and eighty (180) days of the Completion Date or if such stock is sold at less than cost within the appropriate period then deducting the difference between the cost of the relevant stock and the sale price thereof.

      2.7.3    those   adjustments   and  notes  set  out  in  the  Schedule  of
               Adjustments annexed hereto as Annexure C;

      2.7.4 any sums determined as adjustments by the Purchaser's Auditors to the Pre-Tax Earnings as shown in the Accounts of the Company as at the Accounts Date whether or not any such adjustment may give rise to liability upon the Vendors pursuant to the Warranties or the Deed of Indemnity save that no such adjustment shall be made unless and until the sum of any such adjustments exceeds (pound)10,000. Provided that no adjustments shall be made under this clause of matters adjusted or noted in the Schedule of Adjustments.

2.8 In determining the Book Value Amount the following deductions and adjustments shall be made:

      2.8.1 deducting any accounts receivable (or any portion thereof) created prior to Completion which are not collected in full, without any set-off except in the case of any contras of valid and outstanding sales and purchases made in the ordinary course of business, within one hundred and eighty (180) days of the Completion Date save where the Company has any valid Trade Indemnity Insurance Claim in which case the period applicable shall be two hundred and seventy (270) days, plus

      2.8.2 deducting the cost of any stock (inventory) identified in the books of the Company as having been purchased by the Company prior to the Completion Date not sold by the Company within one hundred and eighty (180) days of the Completion Date or if such stock is sold at less than cost within the appropriate period then deducting the difference between the cost of the relevant stock and the sale price thereof.

      2.8.3    those   adjustments   and  notes  set  out  in  the  Schedule  of
               Adjustments annexed hereto as Annexure C.

      2.8.4 any sums determined as adjustments by the Purchaser's Auditors to the Book Value Amount or Pre-Tax Earnings as shown in the Accounts as at the Accounts Date or in the books of the Company as at the Completion Date by the Purchaser's Auditors upon review of the Management Accounts, such review to be made within 90 days of the Completion Date, whether or not any such adjustment may give rise to liability upon the Vendors pursuant to the Warranties or the Deed of Indemnity save that no such adjustment shall be made unless and until the sum of any such adjustments exceeds (pound)10,000. Provided that no adjustment shall be made under this clause of the matters noted in the Schedule of Adjustments.

2.9 Any accounts receivable or stock (inventory) which results in a reduction in Pre-Tax Earnings or in the Book Value Amount under this clause shall be assigned to the Vendors for the sum of (pound)1.00 if so required by the Vendors.

2.10 In the event of any over-payment or under-payment in any sum to be made under the Agreement whether in cash or EMCC Shares such over-payment shall be set off and deducted from any payment to be made to the Vendors pursuant to this Agreement ("deferred consideration") whilst such deferred consideration remains to be paid. Any under-payment shall be made good on the next payment date, if any, and when all payments have been made then any adjustment shall be paid or re-paid within 180 days of determination of any such adjustment.

2.11 If the Book Value Amount, the Pre Tax Earnings, the amount(s) of any adjustment relating thereto or of any calculation of the consideration is not accepted by either party then such dispute shall be resolved by an independent accountant acting as an expert (in default of agreement whose appointment shall be made by the President of the Institute of Chartered Accountants) and whose determination shall, in the absence of manifest error, be final and binding upon the parties. Any costs of the reference, including the fees of the independent accountant, shall be allocated and paid by the Purchaser or the Vendors, or divided among them, on a basis determined by the independent accountant to be fair taking into account his award.

2.12 Any payment of cash pursuant to this clause shall be made by means of telegraphic transfer (or such other means as the Vendors' Solicitors and the Purchaser's Solicitors shall agree in writing) on Completion and to the Vendors' Solicitors' Account in accordance with clause 5.6 and receipt of the Vendors' Solicitors for such sum shall be good discharge to the Purchaser. Any payment to be made by way of EMCC Shares pursuant to this clause shall be made by delivering to the Vendors' Solicitors share certificates in respect of the EMCC Shares and receipt of the Vendors' Solicitors for such certificates shall be good discharge to the Purchaser.


3.       CONDITIONS

3.1 Completion of the purchase of the Shares is conditional upon the fulfilment of each of the Conditions as follows:-

         3.1.1 all necessary resolutions for the approval of the acquisition contemplated by this agreement being passed at a meeting of the Board of EMCC of the Purchaser to be held on or before the Completion Date;

         3.1.2    the  entry  into  by  EMCC  and  Michael   Gesner  of  service
                  agreements in the agreed form annexed hereto

         3.1.3 the entry into by the Purchaser and Gerard Patrick O'Rourke of service agreements in the agreed form annexed hereto

3.2 If all of the Conditions (save for those compliance with which has been waived in accordance with the terms of this agreement) have not been fulfilled on or before the Completion Date the respective obligations of the parties hereunder shall cease and except in relation to any breach of any provision of this agreement prior thereto and except in relation to clause 11 no party shall have any claim against any other party.

3.3 The Purchaser may by notice in writing to the Vendors waive any of the Conditions contained in clause 3.1 in whole or in part.

3.4 The Vendors undertake to procure the fulfilment of the Conditions in clause 3.1 by the Completion Date. If the Purchaser shall waive compliance with all or any of such Conditions, such waiver shall only, except as specifically other agreed by the Purchaser, operate so as to enable Completion to take place and accordingly, if and to the extent that the Purchaser waives compliance with any such Conditions, the Vendors shall be and remain under an obligation to the Purchaser to use all reasonable endeavours to procure fulfilment of such Conditions as soon as possible after Completion or within such period for fulfilment (if any) as shall have been agreed between the Purchaser and the Vendors at or prior to Completion. Pending fulfilment of such
         Conditions as aforesaid, the Vendors shall indemnify and keep indemnified the Purchaser and the Company and each of the Subsidiaries from and against all claims, demands, proceedings, losses, damages, costs and expenses which may be asserted against or incurred by the Purchaser or the Company or the Subsidiaries arising under or by virtue of or in connection with the subject matter of such Conditions or the non-fulfilment of such Conditions.


4.       PERIOD TO COMPLETION

4.1 The Vendors covenant with the Purchaser to procure that the business and activities of the Company and the Subsidiaries shall be conducted in the ordinary course and in such a manner between the date hereof and the Completion Date as to ensure that no act or event shall occur during the period which would or might result in a breach of the Warranties upon the repetition at Completion.

4.2      If at any time prior to Completion:-

         4.2.1 a breach of any of the Warranties occurring prior to the date hereof shall come to the notice of the Purchaser; or

         4.2.2 there shall occur any act or event after the date hereof which upon Completion would or might constitute a breach of any of the Warranties; or

         4.2.3 there is any breach or non-fulfilment by any of the Vendors of his obligations hereunder.

         Which in any such case is incapable of remedy or, if capable of remedy, is not remedied by the Vendors by the date scheduled for Completion hereunder or (if earlier) within seven days after notice thereof from the Purchaser requiring the same to be remedied then in any such case the Purchaser shall be entitled (in addition and without prejudice to any other right or remedies it may have against the Vendors under this agreement or otherwise) to elect by notice in writing to the Vendors not to complete the purchase of the Shares, in which event the agreement to buy and sell the Shares contained in clause 2 shall be of no effect.

4.3 If the Purchaser elects not to complete the purchase of the Shares pursuant to clause 4.2 then (in addition and without prejudice to any other rights or remedies the Purchaser may have against the Vendors) the Vendors shall indemnify the Purchaser against all costs, charges and expenses incurred by it in connection with the negotiation, preparation, performance and termination of this agreement.


5.       COMPLETION

5.1      Completion   shall  take  place  at  the  offices  of  the  Purchaser's
         Solicitors on the Completion Date.

5.2 On Completion the Vendors shall deliver to or, if the Purchaser shall so require, make available to the Purchaser:-

         5.2.1 transfers in common form relating to all the Shares duly executed in favour of the Purchaser (or as it may direct);

         5.2.2   share certificates relating to the Shares;

         5.2.3 any waivers or consents by members of the Company or the Subsidiaries or other persons which the Purchaser may reasonably require so as to enable the Purchaser or its nominees to be registered as the holders of the Shares and any shares of Subsidiaries;

         5.2.4 the common seals, certificates of incorporation and statutory books, share certificate books, cheque books and all copies of the memorandum and articles of association of the Company and the Subsidiaries;

         5.2.5   the Deed of Indemnity duly executed by the Vendors;

         5.2.6 all land certificates, charge certificates, leases, title deeds and other documents relating to the Properties (save to the extent that the same are in the possession of mortgagees thereof disclosed by or on behalf of the Vendors to the Purchaser or its representatives and those for which a certificate of title is to be produced as referred to in clause 5.2.7) and all copies thereof;

         5.2.7 a certificate from the Vendors' Solicitors in the agreed terms as to the title of the Company to the Property;

         5.2.8 All books of account or reference as to customers and other records and all insurance policies in any way relating to or concerning the respective businesses of the Company and the Subsidiaries;

         5.2.9 all licences, consents, permits and authorisations obtained by or issued to the Company or the Subsidiaries or any other person in connection with the business carried on by it and them and such contracts, deeds or other documents (including assignments of any such licences) as shall have been required by the Purchaser's Solicitors prior to the date hereof;

         5.2.10 duly executed transfers of each share in the Subsidiaries not registered in the name of the Company or the Subsidiaries in favour of the Purchaser or as it may direct;

         5.2.11 Share certificates relating to all of the issued shares of each of the Subsidiaries;

         5.2.12 a release duly executed as a deed, in a form satisfactory to the Purchaser, releasing the Company and the Subsidiaries from any liability whatsoever (actual or contingent) which may be owing to the Vendors by the Company or any of the Subsidiaries other than any balance on the directors loan accounts;

         5.2.13 an assignment in the agreed form of any trade marks, copyrights and other intellectual property rights whether registered or not.

5.3      At   Completion   the  parties  shall  procure  the  passing  of  board
         resolutions of the Company and each of the Subsidiaries:-

         5.3.1 sanctioning for registration (subject where necessary to due stamping) the transfers in respect of the Shares and any shares to which clause 5.2.9 refers;

         5.3.2 appointing such persons as the Purchaser may nominate to be the directors of the Company and the Subsidiaries, being initially Harry Daniel Shields, John Bartholomew Gallagher, Laurence Martin Gilbert (as chairman of the Company) and Bernadette Mary Spofforth;

         5.3.3 revoking all mandates to bankers and giving authority in favour of the directors appointed under paragraph (b) above or such other persons as the Purchaser may nominate to operate the bank accounts thereof;

         5.3.4 approving the Deed of Indemnity and resolving the same be executed as a deed by the Company and the Subsidiaries;

         5.3.5 accepting the resignation of AFC Corporate Services Limited as Company Secretary of the Company on the terms of the deed in the agreed form made out in favour of the Company acknowleding that he has no outstanding claims in respect of such office or employment;

         5.3.6 resolving that Messrs. Gesner and O'Rourke enter into service agreements in the agreed form.

5.4 On or prior to Completion the Vendors shall procure the repayment of all sums (if any) owing to or from the Company or the Subsidiaries by or to any of the Vendors or the directors of the Company or the Subsidiaries or any of them or any spouse of any such Vendor or director of any company directly or indirectly controlled by such persons or is connected with them (as defined in section 346 of the Act) or any of them or any partnership in which such persons or company is a partner and whether or not such sums are due for repayment.

5.5 On or prior to Completion the Vendors shall if required by the Purchaser procure that all potential beneficiaries under the Pension Scheme shall irrevocably waive all and any claims and rights of action whatsoever or howsoever arising against the Company and/or the Subsidiaries.

5.6      Upon compliance by the Vendors with the provisions of clauses 5.2, 5.3,
         5.4 and 5.5 the Purchaser shall:-

         5.6.1 deliver to the Vendors' Solicitors a duly executed counterpart of the Deed of Indemnity; and

         5.6.2 pay or cause to be paid by way of telegraphic transfer to the Vendors' Solicitors' Account and the receipt of the Vendors' Solicitors therefore shall be a good discharge to the Purchaser:-

                 5.6.2.1 by way of loan to the Company to pay the Dividends the sum of (pound)708,140.88;

                 5.6.2.2 in payment of the consideration due on Completion the sum of (pound)360,262.63

         For the avoidance of doubt the Vendors' Solicitors have authority to pay the Dividends to the Shareholders in accordance with their respective entitlements.

         5.6.3   deliver to the Vendors' Solicitors the duly executed Loan Note.


6.       WARRANTIES AND INDEMNITIES

6.1 The Vendors represent and warrant to and covenant and undertake with the Purchaser in the terms of the Warranties and so that the remedies of the Purchaser in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion of the sale and purchase hereunder.

6.2 Any information supplied by or on behalf of the Company or the Subsidiaries to the Vendors or their agents or accountants, solicitors or other advisers in connection with the Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of the Company or the Subsidiaries shall not constitute a representation or warranty or guarantee as to the accuracy thereof by the Company or any of the Subsidiaries and each of the Vendors hereby waive any and all claims which they might otherwise have against the Company or the Subsidiaries or any of their respective agents or employees in respect thereof.

6.3 Each of the Warranties shall be construed as a separate representation, warranty, covenant or undertaking (as the case may be) and (save as expressly provided to the contrary) shall not be limited by the terms of any of the other Warranties or by any other term of this agreement.

6.4      The Vendors further undertake with the Purchaser as follows: -

         6.4.1 that they will disclose forthwith in writing to the Purchaser any matter or thing which may arise or become known to any of them after the date of the Disclosure Letter which is inconsistent with any of the Warranties, or which is sufficiently material as to be likely to affect the judgment of a purchaser for value of the Shares;

         6.4.2 that pending Completion neither they nor the Company nor the Subsidiaries will do or omit to do or suffer to he done anything whereby the Warranties would, upon their repetition at Completion , be then untrue; and

         6.4.3 that no event has occurred nor pending Completion will occur which would or might give rise to a claim under the Deed of Indemnity upon or after execution thereof;

6.5 The Vendors shall be under no liability under the Warranties in relation to any matter forming the subject matter of a claim thereunder to the extent that the same or circumstances giving rise thereto are fairly disclosed in the Disclosure Letter or expressly provided for or stated to be exceptions under the terms of this agreement. No letter, document or other communication shall be deemed to constitute a disclosure for the purposes of the Warranties unless the same is accepted as such by the Purchaser and is expressly included in the Disclosure Letter.

6.6 Save in the case of fraud or wilful non-disclosure by the Vendors, the Vendors shall be under no liability in respect of any claim under the Warranties or the Deed of Indemnity unless written notice of such claim setting out details of the event or circumstance giving rise to the breach, the basis upon which the Purchaser is making a claim and the total amount of the liability which results shall have been served upon the Vendors by the Purchaser within 3 years of the Completion date:

         6.6.1 the amount payable in respect of the relevant claim has been agreed by the Vendors within twelve months of the date of such written notice; or

         6.6.2 legal proceedings have been instituted in respect of such claim by the due service of process on the Vendors within twelve months of the later of: -

                 6.6.2.1  the date of such written notice; and

                 6.6.2.2 in the event that the Vendors shall make in respect thereof a request pursuant to clause 6.12(a)(ii) of the Deed of Indemnity at Schedule 5 herein, the date on which in respect of such proceedings as shall have been instituted by the Purchaser pursuant to such request judgment is given by a court of competent jurisdiction or the date settlement is reached in such third party proceedings with the consent of the Vendors or on which the Vendors and the Purchaser agree that proceedings or other action against the third party shall be abandoned.

6.7 The Vendors shall be under no liability in respect of any claim under the Warranties or the Deed of Indemnity unless and until the liability in respect of that claim when aggregated with the liability of the Vendors in respect of all such other claims shall exceed (pound)10,000.00.

6.8 The aggregate liability of all Vendors in respect of any claim under the Warranties and the Deed of Indemnity shall not save in the case of fraud or wilful non-disclosure exceed the value of the Consideration pursuant to clause 2.3 hereof and the Purchaser shall have the right to treat as forfeit to the Purchaser such number of the EMCC Shares issued to the Vendors or either of them pursuant to this Agreement which is equal in value at the time of issue or time of forfeit whichever is the greater to the liability of the Purchasers. Upon the occurrence of such an event the Purchaser shall notify the Vendors in writing setting forth the amount of the liability and the number of shares to be forfeit. Unless the Vendors or either of them shall object in writing within 15 days the shares shall be sold and the proceeds applied to extinguish the claim.

6.9 No liability shall attach to the Vendors in respect of any claim under the Warranties or the Deed of Indemnity to the extent that the claim or the events giving rise to the claim would not have arisen but for an act, omission or transaction of the Group otherwise than in the ordinary and proper course of the business of the Group as at present carried on.

6.10 The Vendors hereby covenant to pay to the Purchaser or the Purchaser's Group any sums in respect of taxation (including any interest or penalties) which the Purchaser or the Purchaser's Group is or becomes liable to pay by virtue of any scheme or arrangement entered into prior to Completion by the Vendors or the Company designed wholly or partly for the purpose of avoiding or deferring tax.

6.11 In assessing any liabilities, damages or other amounts recoverable by the Purchaser as a result of any claim under the Warranties and/or the Deed of Indemnity there shall be taken into account by way of set-off any benefit accruing to the Purchaser's Group in respect of any amount of tax relief obtained by the Purchaser's Group and any amounts by which any taxation for which the Purchaser's Group is assessed or accountable is reduced or extinguished, arising directly or indirectly in consequence of the matter which gives rise to such a claim.

         6.11.1  This clause shall apply in circumstances where:-

                 6.11.1.1 any claim is made against the Purchaser's Group which may give rise to a claim against the Vendors under the Warranties or the Deed of Indemnity; or

                 6.11.1.2 the Purchaser's Group is entitled to make recovery from some other person any sum in respect of any facts or circumstances by reference to which a claim may be made against the Vendors under the Warranties or the Deed of Indemnity; or

                 6.11.1.3 the Vendors shall have paid to the Purchaser's Group an amount in respect of the claim under the Warranties or the Deed of Indemnity and subsequent to the making of such a payment the Purchaser's Group becomes entitled to recover from some other person a sum which is referrable to that payment.

         6.11.2 The Purchaser shall and shall procure that the Purchaser's Group shall:-

                 6.11.2.1 (prior to taking any action against the Vendors under the Warranties or the Deed of Indemnity in the case of clause 6.12(a)(i) and clause 6.12(a)(ii), and subject to the Purchaser's Group being indemnified and secured to the satisfaction of the Purchaser by the Vendors against all reasonable costs and expenses which may properly be incurred by reason of such action) take all such action as the majority of the Vendors may reasonably request to avoid, dispute, resist, compromise, defend or appeal against such claim against the Purchaser's Group as is referred to in clause 6.12(a)(i) of the Deed of Indemnity or to make such recovery by the Purchaser's Group as referred to in clause 6.12(a)(ii) or clause 6.12(a)(iii) of the Deed of Indemnity, as the case may be; and

                 6.11.2.2 in the case of said clause 6.12(a)(iii) only, repay to the Vendors an amount equal to the amount so recovered or, if lower, the amount paid by the Vendors to the Purchaser.

6.12     The Purchaser shall as soon as reasonably practicable : -

         6.12.1 inform the Vendors in writing of any fact, matter, event or circumstance which comes to its notice whereby it appears that the Vendors are liable to make any payment in respect of any claim under the Warranties and/or the Deed of Indemnity or whereby it appears the Purchaser's Group shall become entitled to recover from some other person a sum which is referable to a payment already made by the Vendors in respect of such a claim; and

         6.12.2  thereafter   keep  the  Vendors   informed   of  all   material
                 developments in relation to thereto.

6.13 No information relating to the Company or the Subsidiaries of which the Purchaser has knowledge (actual or constructive) other than that contained in or referred to in this agreement and/or included in the Disclosure Letter and no investigation by or on behalf of the Purchaser shall prejudice any claim by the Purchaser under the Warranties or operate to reduce any amount recoverable thereunder.

6.14 If the Purchasers or the Group or any of them are entitled to make a claim in respect of any act, event or default both under the Warranties and under the Deed of Indemnity the claim shall be made first under the Warranties and any amount payable to the Purchasers or the Group or any of them under the Deed of Indemnity shall be reduced to the extent of the claim.

6.15 The Vendors further agree to defend the Company against any action or proceedings relating to any such losses as are mentioned in Clauses
         9.15 to 9.16 inclusive to permit the Purchasers (at its option) to become party to any such action or proceedings and to indemnify the Purchasers against all costs (including legal costs) arising from such defence.

6.16 The Vendors acknowledge that the Purchaser has entered into this agreement in reliance upon the Warranties and each of them.

6.17     The  Purchaser  shall  indemnify  the Vendors  against any liability to
         taxation  arising  under  ICTA  s767A  (change  in  company   ownership
         corporation tax)

6.18 The Purchaser undertakes that until the end of the Second Earn Out Period to afford all reasonable assistance to enable the Company to run their businesses in a manner consistent with the way it has been run prior to the date hereof and in respect of the Asian Subsidiary to run its business, with a view to enabling the Company and the Asian
         Subsidiary to retain at all times sufficient working capital for the reasonable requirements of their businesses.

6.19 If the Service Agreements to be entered into by Mr O'Rourke or Mr Gesner are terminated in circumstances which any Court or Tribunal shall find to amount to wrongful or unfair dismissal, including constructive dismissal, then notwithstanding that the minimum gross profit targets provided for in the First Contingent Earn Out Amount and Second Contingent Earn Out Amount are not reached then payment shall be made by the Purchaser to the Vendors as if those targets had been achieved.

6.20 If a matter or event is taken into account in determining the consideration for the Shares then and to the extent that is taken into account, it shall not give rise to a claim under the Warranties.


7.       RESTRICTIONS

         The Vendors undertake they shall not:

         7.1.1 for a period of 3 years from the Completion Date, canvass, solicit or approach or cause to be canvassed, solicited or approached for orders of any person, firm or company who at any time during the six months immediately preceding the Completion Date is or was in connection with the Business:

                  7.1.1.1 negotiating with the Company for the supply of goods or services;

                  7.1.1.2   a client or customer of the Company; and/or

                  7.1.1.3   in the habit of dealing with the Company.

         where the orders relate to goods and/or services which are competitive with or of the type supplied by the Company in respect of the supply of which the Vendors (or any other employee on their behalf or under their instruction) was engaged or concerned in the last six months immediately preceding the Completion Date and where the Vendors (or any other employee on their behalf or under their instruction) dealt or had contact with that person;

         7.1.2 for a period of 3 years immediately following the Completion Date be engaged, concerned or interested in or provide technical, commercial or professional advice to any other business which supplies or is likely to supply goods and/or services which are competitive with or of the same type as the Business at the Completion Date and in respect of the supply of which the Vendors were engaged or concerned in the last six months immediately preceding the Completion Date;

         7.1.3 for a period of 3 years from the Completion Date approach, solicit, endeavour to entice away, employ, offer employment to or procure the employment of any person who, at the Completion Date, is employed in a managerial, supervisory, technical sales, executive or administrative capacity or engaged as a consultant by the Company at the Completion Date;

         7.1.4 interfere or seek to interfere with the continuance, or any of the terms, of the supply of goods or services to the Company from any supplier who has been supplying goods and/or services to the Company during the calendar year immediately preceding the Completion Date; or

         7.1.5 represent himself as being in any way connected with or interested in the business of the Company (other than a consultant or a member if such be the case) or use any name which is identical or similar to or likely to be confused with the name of the Company or any product or service produced or provided by the Company or which might suggest a connection with the Company.

7.2 The Vendors agree that the covenants and undertakings contained in this clause 7 are reasonable and are entered into for the purpose of protecting the goodwill of the business of the Company and that accordingly the benefit of the covenants and undertakings may be assigned by the Purchaser and its successors in title without the consent of the Vendors.

7.3 Each covenant and/or undertaking contained in this clause 7shall be construed as a separate covenant and/or undertaking and if one or more of the covenants and/or undertakings contained in this clause is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade the remaining covenants and/or undertakings shall continue to bind the Vendors.

7.4 If any covenant or undertaking contained in this clause 7 would be void as drawn but would be valid if the period of application were reduced or if some part of the covenant or undertaking were deleted the covenant or undertaking in question shall apply with such modification as may be necessary to make it valid and effective.

7.5 No provision of this agreement, by virtue of which this agreement is subject to registration (if such be the case) under the Restrictive Trade Practices Act 1976, shall take effect until the day after particulars of this agreement have been furnished to the Director General of Fair Trading pursuant to section 24 of that Act. For this purpose the expression this "agreement" includes any agreement or arrangement of which this agreement forms part and which is registrable or by virtue of which this agreement is registrable.

7.6 Nothing in this clause 7 shall prevent the continued business of PC Wise Inc. in the USA provided that business is continued in a manner consistent with the way that business has been run prior to the date hereof.


8.       PENSIONS

8.1. As soon as practicable (and in any event not later than 14 days after Completion) the Vendors shall (provided that the Purchaser, at the Vendors' expense, assists so far as may reasonably be necessary):-

         8.1.1 take all necessary actions and enter into all necessary documentation to ensure that the Company is not or does not remain a trustee or the principal employer or a participating employer or retains any other liabilities of any nature in respect of any of the Pension Scheme.

         8.1.2 deliver to the Purchaser such copy documentation and other evidence as it shall reasonably require of substitution of parties other than the Company as trustee and principal employer in respect of the Pension Scheme.

8.2 Without prejudice to the entitlement of the Purchaser to claim damages upon any other basis available to it (whether by virtue of any other provision of this Agreement or otherwise) the Vendors jointly and severally agree to indemnify and keep indemnified the Purchaser (on its own behalf and as trustee on behalf all members of the Purchaser's Group) against all and any liabilities, costs (including legal costs on a full indemnity basis), claims, contributions, fees, demands, penalties, taxation and other outgoings of whatsoever nature (whether suffered by the Purchaser or any member of the Purchaser's Group and whensoever arising) in relation to or by reference to:-

         8.2.1 the Pension Scheme or the cessation of any of the Company's liabilities in relation thereto whether pursuant to any existing obligation of the Company under the terms of any contract of employment or the provisions of any statute or regulation or otherwise;

         8.2.2 any breach of the provisions of paragraphs 12.1 to 12.4 inclusive of Schedule 4 to this Agreement;

         8.2.3 any obligation to make any payment for or in connection with the provision of relevant benefits (as defined in section 612(1) ICTA);

         8.2.4    For the  avoidance of doubt the  provisions of clauses 6.6 and
                  6.7 of this Agreement shall not apply to or limit or restrict the indemnity provided by this clause 8.

8.3 Notwithstanding the above the parties shall procure the payment of all instalments due under Mr O'Rourke's present contract of employment with the Company from 30th June 1998 to the Completion Date.

8.4 No objection shall be taken to any lawful pension payments made by the Company (whether or not they are in excess of or under any contractual entitlement).

9.       UNIT 1, SAXON BUSINESS CENTRE

9.1 Without prejudice to the entitlement of the Purchaser to claim damages upon any other basis available to it (whether by virtue of any other provision of this Agreement or otherwise) the Vendors jointly and severally agree to indemnify and keep indemnified the Purchaser (on its own behalf and as trustee on behalf all members of the Purchaser's Group) against all and any liabilities, costs (including legal costs on a full indemnity basis), claims, contributions, fees and demands (whether suffered by the Purchaser or any member of the Purchaser's Group and whensoever arising) in relation to or by reference to any rent or sum payable as rent for any period after 23rd October 1998 or for any breach of any repairing covenant arising out of a lease ("the Lease") dated the 9th June 1995 and entered into between (1) the Company and (2) John and May Quigley for the office premises known as Unit 1, Saxon Business Centre, Windsor Avenue, Wimbledon, London ("the Premises").

9.2 For the avoidance of doubt the provisions of clauses 6.6 and 6.7 of this Agreement shall not apply to or limit or restrict the indemnity provided by this clause 9.


10.      COSTS

         Each party agrees to pay, without right of reimbursement from the other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation and none of such fees shall be charged to the Company. Each party represents to the others that it has dealt with no finder or broker in connection with this transaction. Each party will indemnify and holder the others harmless from any loss, liability or expense (including, without limitation, legal fees) resulting from the indemnifying party's breach of the representations and agreements.


11.      EFFECT OF COMPLETION

11.1 The terms of this agreement shall in so far as not performed at Completion and subject as specifically otherwise provided in this agreement continue in force after and notwithstanding Completion.

11.2 Each and every provision of this Agreement shall wherever it may be necessary to give full force and effect be deemed to be a continuing obligation from the date of signature to the Date of Completion and each and every obligation of the Vendors shall be repeated as at Completion.

12.      ACKNOWLEDGMENTS

         The Purchaser acknowledges that it has not been induced to enter into this agreement by any representation or warranty express, implied, oral or written and that all representations or warranties being given to the Purchaser are limited to those contained in this Agreement and the Disclosure Letter.


13.      ENTIRE AGREEMENT AND AMENDMENTS

         This Agreement, including the Schedules and Annexures referred to herein as a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter herein and may be amended only by instrument executed by the Vendors and the Purchaser or their respective successors or assigns. There are no restrictions, promises, warranties, conveyance, or undertakings other than those expressly set forth herein. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


14.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.


15.      MERGER OF AGREEMENTS

         All representations, warranties, agreements and other inducements to this Agreement or the transaction contemplated hereby, whether oral or written, prior to the execution and delivery hereof between the parties hereto have been included herein, or in the exhibits, Annexures and Schedules or Disclosure Letter hereto, and shall be deemed to have been fully performed and discharged to the extent not included herein or therein. This Agreement including the exhibits, Annexures and Schedules and Disclosure Letter hereto sets forth all rights, remedies, obligations and liabilities of the parties, and no term or provision hereof or thereof, including, without limitation, the terms and provisions contained in this sentence, shall be waived, modified or altered so as to impose any additional right or remedy, and no custom, payment, act, knowledge, extension of time, favour or indulgence, gratuitous or otherwise, or words or silence at any time, shall impose any additional obligation, or grant any additional right or remedy, or be deemed a waiver or release of any obligation, liability, right or remedy except as set forth in a written instrument properly executed and delivered by the parties sought to be charged, expressly stating that it is, intended to be so effected, no assent, expressed or implied, by either party to or of, any breach of any term or any provision of this agreement or of the exhibits, Annexures or Schedules shall be deemed to be an assent or waiver to or of such or any succeeding breach of the same or any other such term or provision.

16.      GENERAL

16.1 If this agreement ceases to have effect the Purchaser will release and return to the Company all documents concerning it provided to the Purchaser or its advisers in connection with this agreement and will not use or make available to any other person any information which it or its advisers have been given in respect of the Company and which is not in the public domain and each party shall continue to be bound by the terms of a Confidentiality Letter entered into between the parties and dated 4th September 1998

16.2 This agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be).

16.3 Time shall be of the essence of this agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may by agreement in writing between or on behalf of the Vendors and the Purchaser be substituted for them.

16.4 Any notice required to be given by any of the parties under this agreement may be sent by registered or certified mail prepaid to the address of the addressee as set out in this agreement or to such other address as the addressee may from time to time have notified for the purpose of this clause. Communications sent by post shall be deemed to have been received ninety-six hours after posting. In proving service by post it shall only be necessary to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause.

16.5 This Agreement is personal to the parties and shall not be assignable save that the Purchaser may at any time assign all or any part of its rights and benefits under this Agreement, including the Warranties and any cause of action arising under or in respect of any of them, to any transferee of the share capital of the Company or to any member of the Purchaser's Group, or to any affiliate of the Purchaser who may enforce them as if it had also been named in this Agreement as the Purchaser.16.5At any time after the date hereof the Vendors shall, at the request of the Purchaser, execute or procure the execution of such documents and do or procure the doing of such acts and things as the Purchaser may reasonably require for the purposes of vesting the Shares in the Purchaser or its nominees and of giving to the Purchaser the full benefit of all the provisions of this Agreement.


17.      SEVERABILITY

         If at any time one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability or the remaining provisions hereof shall not be in any way affected or impaired thereby.

18.      LAW AND JURISDICTION

         This Agreement shall be governed by and construed in accordance with the laws of England and the parties irrevocably agree that the Courts of England shall have -exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise under and/or out of and/or relating to and/or in connection with this Agreement and such purposes irrevocably submit to the jurisdiction of such courts.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the date first above written


SIGNED as a DEED and delivered      )
by MICHAEL CHARLES GESNER           )       /s/ Michael Gesner
                                    )
                                    )



SIGNED as a DEED and delivered      )
by GERARD DENIS PATRICK O'ROURKE    )       /s/ Gerard O'Rourke
                                    )
                                    )



SIGNED as a DEED and delivered      )
by Laurence Gilbert                 )        /s/ Laurence Gilbert
for and on behalf of                )
EUROPEAN MICRO HOLDINGS PLC         )

                                   SCHEDULE 1

                                Vendors' Holdings


VENDORS' NAME AND ADDRESS            NUMBER OF SHARES           CONSIDERATION
-------------------------            ----------------           -------------

Gerard O'Rourke                    7,200 Ordinary (pound)1      40% of total less (pound)18
16 William Road                    fully paid
Wimbledon
London SW19 3PL                    1,800 "A" Preference        (pound)18
                                   Shares fully paid


Michael Gesner                     10,800 Ordinary (pound)1    60% of total less (pound)18
c/o Arthur Andersen Corporate      fully paid
Service PTE Limited
10 Hoe Chiang Road
# 18-00Keppel Towers
Singapore 089315


                                   SCHEDULE 2

                       PARTICULARS RELATING TO THE COMPANY



                                SUNBELT (UK) LTD

Authorised Share Capital:     (pound)18,018 divided into 18,000 ordinary (pound)1 shares and 1,800
                               "A" non-voting shares of (pound)0.01 each

Issued Share Capital:         All issued

Directors:                    Gerard Denis Patrick O'Rourke and Michael Gesner

Secretary:                    AFC Corporate Services Ltd

Auditors:                     Windsor Stebbing Marsh

Accounting Reference Date:    30th June

Registered Office:            15 Bolton Street, London W1Y 8AR


                          MICRO EXPANSION PRODUCTS LTD


Authorised Share Capital:     (pound)1,000 divided into 1,000 ordinary (pound)1 shares

Issued Share Capital:         (pound)2.00

Directors:                    Gerard Denis Patrick O'Rourke

Secretary:                    AFC Corporate Services Ltd

Auditors:

Accounting Reference Date:

Registered Office:            15 Bolton Street, London W1Y 8AR


                                   SCHEDULE 3

                       THE PROPERTIES (IN RESPECT OF EACH)

Tenure:                          Leasehold

Description:                     Strudwick House, Boundary Business Park, Church
                                 Road, Mitcham, Surrey

Mortgages or Charges:            None

Leases etc.                      Lease  dated  17th  August  1998  between P & O
                                 Property Holdings Limited (1) and  the  Company
                                 (2) for a term of 10 years and 4 months.

Permitted uses/existing use:     Use within Class B1 of the Schedule to the Town
                                 & Country  Planning  (Use Classes) Order  1987.

                                   SCHEDULE 4

                                   WARRANTIES


1.       Constitution

2.       Accounts

3.       Business

4.       Directors and Employees

5.       The Group and its Bankers

6.       Accuracy of Information

7.       Tax

8.       Environmental Matters

9.       Information Technology and Millenium Compliance.

10.      Property

11.      Intellectual Property

12.      Pensions

                                 1. CONSTITUTION

1.1      Memorandum and Articles

         The memorandum and articles of association of the Company in the form of the copies supplied to the Purchaser are complete and accurate and have embodied therein or annexed thereto copies of all resolutions and agreements as are referred to in section 380 of the Companies Act 1985, and all amendments thereto (if any) were duly and properly made.

1.2      Register of Members

         The register of members of the Company contains true and accurate records of the members from time to time of the Company and the Company has not been subject to any application under the Companies Act 1985 for rectification of such register.

1.3      Returns

         All such resolutions returns and other documents required by the Companies Act 1985 to be delivered to the Registrar of Companies have been duly delivered and are true and accurate.

1.4      Powers of Attorney

         The Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Company in any way.

1.5      Subsidiaries

         The Company does not have any subsidiary undertakings other than those listed in Schedule 3 nor does the Company own any shares or stock in the capital of nor have any beneficial interest in any other company or business organisation nor does the Company control or take part in the management of any other company or business organisation. Each of the Subsidiaries is a wholly-owned subsidiary of the Company.

                                   2. ACCOUNTS

2.1      Accounts Warranty

         The Accounts comply with the provisions of the Companies Act 1985 as applicable and have been prepared in accordance with the requirements of all relevant statutes and with generally accepted accounting principles and practices and are true and accurate in all respects so far as they are stated to be facts and not estimates and accordingly give a true and fair view of all the assets and liabilities (whether present or future, actual or contingent) and of the state of affairs, financial position and results of the Company as at and up to the
         Accounts  Date  and,  without   prejudice  to  the  generality  of  the
         foregoing:-

         (a) make full provision or reserve for depreciation, bad or doubtful debts and other actual liabilities;

         (b) either make full provision or reserve for or make fair disclosure in notes of all contingent, postponed or deferred liabilities;

         (c)   do not overvalue assets or understate liabilities; and

         (d) have not (save as disclosed therein) been affected by any extraordinary, exceptional or non-recurring item or by any other fact or circumstance rendering the profits or losses for the relevant period unusually high or low.

2.2      Accounting Policy

         The Accounts have been prepared on a basis consistent with the basis upon which all audited accounts of the Company have been prepared since the date of its incorporation.

2.3      Book Debts

         No provision or reserve has been made in the Accounts for bad debts. All Book debts owed to the Company and whether included in the Accounts or arising since the Accounts Date will be duly paid in full not later than 9th January 1999 and none of such debts has been the subject of any factoring by the Company.

2.4      Stock in Trade

         The value of the stock in trade as shown in the Accounts is at cost as at the Accounts Date and stock and work-in-progress have been valued on a basis consistent with the basis of valuation adopted in all audited accounts of the Company since its date of incorporation and no provision or reserve has been made in the Accounts for obsolete or slow moving stock.

2.5      Fixed Assets

         The value of all of the fixed assets of the Company as shown in the Accounts is at cost thereof less depreciation deducted from time to time in a consistent manner and there has been no revaluation of such fixed assets since their acquisition.

2.6      Off Balance Sheet Financing

         Neither the Company nor any associated company has engaged in any financing (including without prejudice to the generality of the foregoing the incurring of any borrowing or any indebtedness in the nature of borrowing including without limitation liabilities in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

2.7      Accounting Reference Date

         The Company has notified to the registrar of companies 30th June as being its accounting reference date pursuant to the Companies Act 1985 and has not at any time notified the registrar of companies of any other date.

2.8      Books of Account

         The Company has properly kept and maintained all necessary books of account (reflecting in accordance with generally accepted accounting principles and practices all transactions effected by the Company or to which it is or has been a party) minute books records register of members and other statutory books. All such documents contain full and accurate records of all matters required to be recorded therein and all deeds and documents (properly stamped where stamping is necessary for enforcement thereof) belonging to the Company or which ought to be in the possession of the Company and the common seal of the Company are in the possession of the Company.

2.9      Management Accounts

         The Management Accounts have been carefully prepared in accordance with accounting policies consistent with those used in preparing the Audited Accounts. The cumulative profits, assets and liabilities of the Company stated in the Management Accounts have not been materially misstated and are not materially inaccurate and the Vendors do not consider the Management Accounts misleading.

                                   3. BUSINESS

3.1      Business since the Accounts Date

         Since the Accounts Date there has been no material adverse change in the financial or trading position or prospects of the Company and the business of the Company has been conducted on a normal basis and the Company has not disposed of any of its assets otherwise than in the normal course of business or declared or paid any dividend on any of its Shares or effected any distribution of its assets or made any loan or other payment other than in the normal course of business.

3.2      Acquisition and Disposal of Assets

         The Company has not since the Accounts Date acquired or agreed to acquire any asset for a consideration which is higher than the market value at the time of acquisition and has not disposed of or agreed to dispose of any asset for a consideration which is lower than the market value or the value thereof as shown in the books of the Company at the time of disposal.

3.3      Charges and Title to Assets

         (a) The Company has not created or agreed to create or suffered to arise any Encumbrance over any part of its undertaking or assets and the Company has and will at Completion have a good and marketable title to all the assets included in the Accounts and to all other assets (tangible or intangible) used for the purpose of the Company's business at the date hereof and to all assets acquired since the Accounts Date and prior to Completion.

         (b) The Company owns all vehicles, plant, machinery and equipment required for the proper and efficient conduct of the business of the Company.

         (c) No person other than the Company has any right, title or interest (present or future) in any asset of the Company or any trade name, trade secret or secret process.

3.4      Leasing etc. Agreements

         Full and accurate details of any hiring or leasing agreement, hire purchase agreement, credit or conditional sale agreement, agreement for payment on deferred terms or any other similar agreement to which the Company is a party are contained in the Disclosure Letter and copies annexed thereto unless the annual cost to the Company is less than (pound)250.00.

3.5      Onerous Obligations

         The Company is not a party to any contract, transaction, arrangement or liability which:-


         (a) is of an unusual or abnormal nature, or outside the ordinary and proper course of business;

         (b)   is for a fixed term of more than six months;

         (c) is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

         (d) is incapable of termination in accordance with its terms, by the Company, on 60 days' notice or less;

         (e) is of a loss-making nature (that is, known to be likely to result in a loss to the Company on completion of performance);

         (f) cannot readily be fulfilled or performed by the Company on time without undue, or unusual, expenditure of money, effort or personnel;

         (g) involves payment by the Company by reference to fluctuations in the index of retail prices, or any other index or in the rate of exchange for any currency;

         (h) involves an aggregate outstanding expenditure by the Company of more than (pound)500,000 ;

         (i) restricts its freedom to engage in any activity or business or confines its activity or business to a particular place; or

         (j) involves, or is likely to involve, obligations or liabilities which, by reason of their nature or magnitude, ought reasonably to be made known to an intending purchaser of the Shares.

3.6      Supply Contracts

         All agreements or arrangements for the supply of stock, raw materials, products or goods to or by the Company which involve or are likely to involve the supply of goods the aggregate sale value of which will represent in excess of ten percent of the turnover for the preceding financial year of the Company have been disclosed to the Purchaser in writing. The Company has not been notified of nor are the Vendors aware of any breach of any of its obligations under any contract, transaction or arrangement to which it is a party or by which it is bound.

3.7      Contracts with Connected Persons

         Subsequent to Completion the Company will not have any contractual or other arrangements of any sort with any of the Vendors or any body corporate or person connected or associated with any of the Vendors save as contemplated by this Agreement.

3.8      Events of Default

         (a) No event has occurred or is subsisting which constitutes or results in or would with the giving of notice and/or lapse of time constitute or result in a default or the acceleration of any obligation under any agreement or arrangement to which the Company is a party or by which it or any of its properties, revenues or assets are bound.

         (b) The Company is not a party to any agreement or arrangement which is capable of termination (without liability for compensation) by any other person on a change in the management control or shareholding of the Company or by reason of the sale of the Shares under this agreement.

         (c) To the best of the Vendors' knowledge, information and belief but without enquiry having been made, after Completion (whether by reason of an existing agreement or arrangement or otherwise or as a result of the proposed acquisition of the Company by the Purchaser): -

                  (i) no supplier of the Company will cease, or be entitled to cease, supplying the Company or may substantially reduce its supplies to the Company.

                  (ii) no customer of the Company will cease, or be entitled to cease, to deal with the Company or may substantially reduce its existing level of business with the Company.

                  (iii) the Company will not lose the benefit of any right or privilege which it enjoys;

                  (iv) no officer or senior employee of the Company will leave.

3.9      Guarantees etc.

         The Company has not given any guarantee, indemnity, warranty or bond or incurred any other similar obligation or created any security for or in respect of liabilities, actual or contingent, of any other person other than any implied by law.

3.10     Options over shares etc.

         Since the Accounts Date no share or loan capital has been created or issued or agreed to be created or issued and there are not any options or other agreements outstanding which call or give any person the right to call (whether or not subject to conditions) for the issue of any share or loan capital of the Company and none of the Vendors is under any obligation of any kind whatsoever whether actual or contingent to sell, charge or otherwise dispose of any of the Shares or any interest therein to any other person.

3.11     Litigation

         The Company is not engaged in any litigation, arbitration, prosecution or other legal proceedings (whether as plaintiff, defendant or third party) and there are no such proceedings pending or threatened or any proceedings in respect of which the Company is or might be liable to indemnify any other person concerned therein, there are no claims, facts or events which are likely to give rise to any such proceedings and the Company is not engaged in and has not in the last six years been engaged in and no facts or events exist or have occurred which are likely to cause the Company to be involved in proceedings or enquiries before any governmental or municipal board of enquiry or commission or any other administrative body (whether judicial quasi-judicial or otherwise) in which any unfavourable judgment or decision would or might adversely affect the business of the Company or the value of any of its assets.

3.12     Business name

         The Company does not carry on, and has not in the past three years carried on, any business under any name other than its corporate name.

3.13     Intra vires

         The Company has the power to carry on its business as now conducted and the business of the Company has at all times been carried on intra vires.

3.14     Property in other companies

         The Company is not liable to offer for sale transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or any agreement or arrangement or to take or suffer any action upon the happening of any such event.

3.15     Insurance

         (a) The Company has produced to the Purchaser details of all insurance policies in effect in relation to its business and assets and all such policies are in and full force effect and not voidable.

         (b) The policies of insurance which are maintained by the Company afford the Company adequate cover against such risks as companies carrying on the same type of business as the Company commonly cover by insurance and in particular insure the assets of the Company against fire in their full replacement value.

         (c) The Company is now, and has at all material times been, adequately covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally covered by insurance and has at all times effected such insurances as are required by law.

         (d) There are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased and there is no claim outstanding under any such policy nor are the Vendors aware of any circumstances likely to give rise to a claim.

 3.16    Fair Trading and Compliance with Other Legislation

         (a) Neither the Company, nor any of its officers, agents or employees (during the course of their duties in relation to the Company) have committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any Act, order, regulation or the like in the United Kingdom or elsewhere which is punishable by fine or other penalty or which may impose any other liabilities on the Company or affect the validity or enforceability of any agreement or arrangement to which it is a party.

         (b) Without prejudice to the generality of the foregoing, the Company has not done or omitted to do any act or thing in contravention of the provisions of the Restrictive Trade Practices Acts 1976 and 1977, the Fair Trading Act 1973, the Competition Act 1980, Articles 85 and 86 of the Treaty of Rome, the Resale Prices Act 1976, the Trade Descriptions Act 1968, the Consumer Credit Act 1974, the Consumer Protection Act 1989, the Companies Acts, the Financial Services Act 1986, the Banking Act 1987 and the Food Safety Act 1990 and all statutory, municipal and other like requirements (including orders and regulations affecting businesses carried on in member states of the European Economic Community) applicable to the business of the Company have been complied with.

3.17     Licences

         The Company has all licences, permissions, permits, consents and authorisations required for the carrying on of its business and is not in breach of the terms or conditions of such licences, permissions, permits, consents and authorisations and there are no pending or threatened proceedings which might in any way affect such licences, permissions, permits, consents and authorisations and the Vendors are not aware of any other reason why any of them should he suspended, threatened or revoked or be invalid.

3.18     Grants

         The Company has not applied for nor received any financial assistance from any supranational, national or local agency, body or authority.

3.19     Possession of books, records etc

         The Company has in its possession all books, records, Accounts and other documents relating to the Company which it may be obliged to produce under any contract or under any statutory provision now in force to any party. Control of such books, records, Accounts and other documents will remain in the hands of the Company following Completion.

                           4. DIRECTORS AND EMPLOYEES


4.1 The names of the Directors and Secretary shown in Schedule 2 are true and complete and no person not named therein as such is a director of the Company.

4.2 The particulars of all employees annexed to the Disclosure Letter show all remuneration and other benefits:-

         (a)      actually provided; and

         (b) which the Company is bound to provide (whether now or in the future)

         to each officer and employee of the Company and are true and complete and include particulars of and details of participation in all profit sharing, incentive, bonus, commission, share option, medical, permanent health insurance, directors and officers insurance, travel, car, redundancy and other benefit schemes, arrangements and understandings (the "Schemes") operated for all or any employees or former employees of the Company or their dependants whether legally binding on the Company or not.

4.3 The particulars of all employees annexed to the Disclosure Letter show the names, job title, date of commencement of employment, date of birth and period of continuous employment (calculated in accordance with chapter 1 of part XIV of the Employment Rights Act 1996 ("ERA")) of every employee of the Company.

4.4 The Disclosure Letter contains copies of all the standard terms and conditions, staff handbooks and policies which apply to employees of the Company and identifies which terms and conditions apply to which employees.

4.5 The Schemes have at all times been operated in accordance with their governing rules or terms and all applicable laws and all documents which are required to be filed with any regulatory authority have been so filed and all tax clearances and approvals necessary to obtain favourable tax treatment for the Company and/or the participants in the Schemes have been obtained and not withdrawn and no act or omission has occurred which has or could prejudice any such tax clearance and/or approval.

4.6 No past or present director, officer, employee, dependent or any other participant thereof or any other participant in any Scheme has made any claim against the Company in respect of any Scheme.

4.7 There are no service agreements or contracts of1 employment between the Company and any of its directors or employees containing any provision in addition to the matters required to be contained under section 1 of the ERA. All employees of the Company have received a written statement of particulars of their employment as required by section 1 of the ERA. The terms of employment or engagement of all employees, agents, consultants and professional advisers of the Company are such that their employment or engagement may be terminated by not more than four weeks' notice given at any time without liability for any payment including by way of compensation or damages (except for unfair dismissal or a statutory redundancy payment) and save as disclosed to the Purchaser in the Disclosure Letter the Company has not entered into any agreement or arrangement for the management or operation of its business or any part thereof other than with its directors or employees.

4.8 There are no training schemes, arrangements or proposals, whether past or present, in respect of which a levy may henceforth become payable by the Company under the Industrial Training Act 1982 (as amended) and pending Completion no such schemes, arrangements or proposals will be established or undertaken.

4.9 Since the Accounts Date the Company has not made, announced or proposed any changes to the emoluments or benefits of or any bonus to any of its directors, officers or employees and the Company is under no obligation to make any such changes with or without retrospective operation.


---------------------
1

4.10 No past or present director, officer or employee has any claim against the Company.

         (a) in respect of any accident or injury which is not fully covered by insurance; or

         (b)     for breach of contract of services or for services; or

         (c)     for loss of  office or  arising  out of or  connected  with the
                 termination   of  his  office  or  employment   (including  any
                 redundancy payment);

         and there is no event which would or might give rise to any such claim.

4.11 Within the three years preceding the date hereof the Company has not been engaged or involved in any trade dispute (as defined in section 218 of the Trade Union and Labour Relations (Consolidation) Act 1992) ("TULR(C)A") with any employee, trade union, staff association or any other body representing workers and no event has occurred which could or might give rise to any such dispute and no industrial action involving employees of the Company, official or unofficial, is now occurring or threatened nor has any industrial relations or employment matter been referred either by the Company or its employees or by any trade union representing any of its employees to ACAS for advice, conciliation or arbitration.

4.12 The Company has not within the three years preceding the date hereof acquired or entered into any agreement which involved or may involve it acquiring any undertaking or part of one such that the Transfer of Undertakings (Protection of Employment) Regulations 1981 (the "Regulations") applied or may apply thereto.

4.13 No directors, officers or employees of the Company are members of a trade union, staff association or any other body representing workers and no such union, association or body is recognised by the Company for the purposes of collective bargaining.

4.14 The Disclosure Letter contains copies of and full details of all rights and liabilities relating pursuant to any collective agreements (whether with a trade union, staff association or any other body representing workers and whether legally binding or not) concerning the Company.

4.15 The Company has complied in all material respects with all relevant provisions of the Treaty of Rome, EC Directives, statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders, declarations and awards relevant to the company's directors, officers and employees or the relations between the Company and any trade union, staff association or any other body representing workers.

4.16 The Company has maintained adequate and suitable records regarding the service of its directors, officers and employees and such records comply with the requirements of the Data Protection Act 1984.

4.17 There are no amounts owing or agreed to be loaned or advanced by any of the Vendors or by the Company to any directors, officers and employees of the Company (other than amounts representing remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year or for reimbursement of expenses).

4.18 There are no enquiries or investigations existing, pending or threatened affecting the Company in relation to any directors, officers or employees by the Equal Opportunities Commission, the Commission for Racial Equality or the Health and Safety Executive or any other bodies with similar functions or powers in relation to workers.

4.19 No director, officer or employee of the Company has given or received notice to terminate his employment.

4.20 There are no directors, officers or employees of the Company who are absent on grounds of disability or other leave of secondment, maternity leave or absence.

4.21 There are no terms or conditions under which any director, officer or employee of the Company is employed, nor has anything occurred prior to Completion that may give rise to any claim for sex discrimination, race discrimination or equal pay either under domestic United Kingdom or European Law whether by such director, officer or employee or a prospective director, officer or employee or otherwise.

4.22 The Vendors and the Company have complied with their obligations to inform and consult with trade unions and other representatives of workers and to send notices to the Secretary of State pursuant to sections 188 to 194 of the TULR(C)A and regulations 10 and 11 of the Regulations.

4.23 The salaries and wages and other benefits of all employees of the Company have been paid or discharged in full in respect of the period up to Completion.

                          5. THE GROUP AND ITS BANKERS

5.1      Borrowings

         The total amount borrowed by the Company from its bankers or any other party does not exceed its facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association, or in any debenture or loan stock deed or other instrument.

5.2      Continuance of Facilities

         Full and accurate details of all overdrafts, loans leases or other financial facilities outstanding or available to the Company have been supplied to the Purchaser and none of the Vendors nor the Company has done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

5.3      Bank Accounts

         A statement of all the bank accounts of the Company and of the credit or debit balances on such accounts as at a date not more than seven days before the date hereof has been supplied to the Purchaser. The Company has not any other bank or deposit accounts (whether in credit or overdrawn) not included in such statement. Since such statement there have been no payments out of any such accounts except for routine payments and the balances on current account are not now substantially different from the balances shown on such statements.

5.4      Events of Default - Indebtedness

         No circumstances have arisen or, to the best of the knowledge, information and belief of the Vendors, are about to arise in consequence of the acquisition of the Company by reason of any default by the Company or any of its Subsidiaries such that any person is, or will, or would with the giving of notice and/or lapse of time and/or the satisfaction of any other condition become entitled to require payment before its stated maturity of, or security for, any indebtedness in respect of borrowed money of the Company which has not been satisfied in full and, to the best of the knowledge, information and belief of the Vendors no person to whom any indebtedness for borrowed money of the Company which is payable on demand is owed presently proposes to demand payment of, or security for, the same, and there is no reason to suppose that any overdraft facility of the Company will be, or is likely to be, withdrawn. The Company has also complied with the original payment schedules.


                           6. ACCURACY OF LNFORMATION


6.1 All information contained in this agreement and the Disclosure Letter concerning or which might concern the Company or its business, assets or liabilities was when given and is now true and correct in all respects and no matter or fact has not been disclosed the omission of which renders any such information untrue or misleading and all facts relating to the Company which could affect the value of the property, business and undertaking of the Company or the Shares have been disclosed.


                       7. TAXATION LNFORMATLON AND RETURNS

7.1      Returns

         The Company has made all returns (including any VAT and company tax returns including a self-assessment) and supplied all information and given all notices to the Inland Revenue or other authority as reasonably requested or required by law within any requisite period and all such returns and information and notices are correct and accurate in all respects and are not the subject of any dispute or enquiry and there are no facts or circumstances likely to give rise to or be the subject of any such dispute or enquiry.

7.2      Disclosures

         All statements and disclosures made to any authority in connection with any provision of the taxation statutes whatsoever were when made and remain complete and accurate in all material respects.

7.3      Clearances

         No action has been taken by the Company in respect of which any consent or clearance from the Inland Revenue or other authority was required save in circumstances where such consent or clearance was validly obtained, and where any conditions attaching thereto were and will, immediately following Completion , continue to be met.

7.4      Claims and Elections

         The Company has not made and is not subject to any claim or election under any or all of the following: -

         (a) sections 279(1) to (6) of the T.C.G.A. (foreign assets: delayed remittances);

         (b)     section 35 of the T.C.G.A. (capital gains: rebasing to 31 March
                 1982);

         (c) section 24 of the T.C.G.A. (assets of negligible value or lost or destroyed);

         (d) section 154 and 175 of the T.C.G.A. and sections 152 and 153 of the T.C.G.A. (roll-over relief);

         (e)     section 242 of the T.A. (surplus franked investment income).

         (f)     section 247 of the T.A. (group income);

         (g) sections 584, 585 or 723 of the T.A. (foreign income etc. : delayed remittances);

         (h) section 75 of the F.A. 1986 (stamp duty on reconstructions etc.).

         (i)     section 161 TCGA (appropriations to and from stock).

7.5      Payment of tax by instalments

         The Company has made no election or arrangement for the payment of tax by instalments under sections 280 and 48 of the T.C.G.A.

7.6      Deed of Indemnity

         No event has occurred which would or might give rise to a claim under the Deed of Indemnity upon or after the execution thereof.

                        PROVISION FOR AND PAYMENT OF TAX

7.7      General

         The Accounts make full provision or reserve in respect of any period ended on or before the Accounts Date for all tax assessed or liable to be assessed on the Company or for which it is accountable at the Accounts Date whether or not the Company has or may have any right of reimbursement against any other person including in particular (but without prejudice to the generality of the foregoing) tax in respect of property (of whatever nature) income, profits or gains held, earned, accrued or received by or to any person on or before the Accounts Date or by reference to any event occurring act done or circumstances existing on or before that date including distributions made down to such date or provided for in the Accounts and proper provision has been made and shown in the Accounts for deferred taxation in accordance with generally accepted accounting principles.

7.8      Payment of Tax

         (a) The Company has duly and punctually paid all tax to the extent that the same ought to have been paid and is not liable nor has it within three years prior to the date hereof been liable to pay any penalty or interest in connection therewith.

         (b) Without prejudice to clause (a) of this clause the Company has paid on the due date:-

                 (i) all value added tax and customs and excise duties (at the correct tariff rate) in respect of goods or services sold or supplied or imported;

                 (ii) all tax due in respect of payments made by the Company to any person which ought to have been made under deduction of tax and all such tax has been properly deducted from all such payments made;

                 (iii) all advance corporation tax due in respect of dividends and other distributions made or paid by the Company; and


                 (iv) all social security contributions (both employers and employees) due in respect of the Company's employees and ex-employees.

7.9      Pay As You Earn

         The Company has properly operated the P.A.Y.E. system and National Insurance Contributions system deducting tax as required by law from all payments to or treated as made to or benefits provided for employees, ex-employees or independent contractors of the Company (including any such payments within section 134 of the T.A.) and duly accounted to the Inland Revenue for tax so deducted and has complied with all its reporting obligations to the Inland Revenue in connection with any such payments made or benefits provided, and no P.A.Y.E. audit or National Insurance or VAT audit in respect of the Company has been made by the Inland Revenue, Contributions Agency or H.M. Customs & Excise nor has the Company been notified that any such audit will be made and the Company has complied with all other obligations in respect of National Insurance.

7.10     Give as You Earn

         Details of any payroll deduction scheme pursuant to section 202 of the T A. operated by the Company are set out in the Disclosure Letter and any such scheme has been operated in accordance with that section and regulations made thereunder.

7.11     Secondary Liability

         No transaction or event has occurred in consequence of which the Company is or may be held liable for any tax or deprived of relief or allowances otherwise available to it or may otherwise be held liable for or to indemnify any person in respect of any tax for which some other company or person was primarily liable (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

                                 CORPORATION TAX

7.12     Changes in Trade etc.

         (a) Within the period of three years ending with the date hereof there has been no major change in the nature or conduct of any trade or business carried on by the Company within the meaning of section 245 or 768 of the T.A.

         (b) There has been no cessation or discontinuance of any trade carried on by the Company nor has the scale of activities in any trade carried on by the Company within three years hereof become small or negligible.

         (c) Prior to the execution of this agreement no change of ownership of the Company has taken place such that either or both of sections 245 or 768 of the T.A. has or may be applied to deny relief in respect of a loss or losses of the Company or surplus advance corporation tax.

7.13     Trading Assets

         In the event that any asset shown in the Accounts as a fixed asset is disposed of immediately following Completion the proceeds derived from such asset will not be treated as a trading receipt for tax purposes.

7.14     Deductions

         The Company has not made any payment or incurred any liability to make any payment which could be disallowed as a deduction in computing the taxable profits of the Company or as a charge on the Company's income including (but without prejudice to the generality of the foregoing) any payment which could be disallowed under sections 74 (general rules as to deductions not allowable), 338-340 (allowance of charges on income), 779-789 (leased assets), section 787 (restriction of relief for payments of interest) or section 125 of the T.A. (annual payments for non-taxable consideration).

7.15     Sales at undervalue/overvalue

         All transactions entered into by the Company have been entered into on an arms length basis and the consideration (if any) charged or received or paid by the Company on all transactions entered into by it has been equal to the consideration which might have been expected to be charged received or paid (as appropriate) between independent persons dealing at arm's length and no notice or enquiry pursuant to section 770 of the T.A. has been made in connection with any of such transactions.

7.16     Appropriations

         Since the Accounts Date the Company has not appropriated any of its assets to or from trading stock.

7.17     Chargeable Policies

         The Company is not and will not become liable to tax in respect of any policy of insurance (including any life policy or life annuity contracts) whether or not acquired as original beneficial owner.

7.18     Deep Discount Securities

         (a) The Company has not issued or acquired any deep discount securities as defined by paragraph 1(1) of schedule 4 of the T.A.

         (b) In so far as the Company has issued or acquired any deep discount securities as defined by paragraph 1(1) of schedule 4 of the T.A. the Company has issued or acquired (as the case may be) a relevant certificate in terms of paragraph 13 of schedule 4 of the T.A.

7.19     Foreign Borrowings

         The Company has made no borrowings in a foreign currency whereby a liability to tax may arise or may have arisen or a claim for tax has been made.

7.20     Pension Fund Surplus

         Since the Accounts Date the Company has not received any payment to which schedule 22 of the T.A. applies.

                                 CAPITAL ASSETS

7.21     Capital Allowances

         (a) No balancing charge in respect of any capital allowances claimed or given would arise if any assets of the Company were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts.

         (b) All necessary conditions for all capital allowances (as defined in section 832(1) of the T.A.) claimed by the Company were at all material times satisfied and remain satisfied and the Company has not since the Accounts Date become liable for any balancing charge.

7.22     Finance Leases

         (a) The Company is not and has not been the lessee under any leases of plant or machinery which exceeds an annual cost to the Company of (pound)250 save for the leases specified in the Disclosure Letter (the "Leases").

         (b) The machinery or plant subject to the Leases has in the period which is the requisite period in respect of any expenditure thereon by an owner or lessor for the purposes of section 39(1) of the CAA been used and only been used for a qualifying purpose as defined by the section.

         (c) No assets subject to the Leases have at any time been leased by the Company or its lessees to a person who is not resident in the UK and does not use the machinery or plant for the purposes of a trade carried on there.

         (d) The Vendors are not aware of any revenue investigation, revenue enquiry or other circumstance which indicates that any person who is or was a lessor or owner of equipment subject to any to any of the Leases will or may be denied the first year allowances and writing down allowances by reference to which the initial rental under that Lease was calculated.

7.23     Investment Grants

         The Company has not received any investment grant or similar payment or allowance receivable by virtue of any statute.

                                  DISTRIBUTIONS

7.24     Repayments of Share Capital

         (a) The Company has not at any time after 6 April 1965 repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase (or made any contingent purchase contract within the meaning of section 165 of the Companies Act 1985) in respect of any of its issued share capital or any class thereof. Further the Company has not after 6 April 1965 capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to be passed any resolution to do so.

         (b) The Company has not made (and will not be deemed to have made) any distribution within the meaning of sections 209 and 210 of the T A. and section 236 of the I.C.T.A. since 5 April 1965 except dividends properly authorised and shown in its Accounts or as provided herein nor is the Company bound to make any such distribution.

7.25     Payments to be treated as distributions

         The Company has not issued any securities (within the meaning of section 254(1) of the T.A.) which remain in issue where the interest payable thereon falls to be treated as a distribution.

                                CHARGEABLE GAINS

7.26     Sales at Book Value

         No chargeable gain or profit (disregarding the effects of any indexation relief available) would arise if any assets of the Company (other than trading stock) were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts.

7.27     Value shifting

         The Company has not been involved in any scheme or affected by any arrangements whereby the value of any asset has been or will be reduced such that sections 29 and/or 30 of the T.C.G.A. might be applicable.

7.28     Valuation of Assets

         (a) The Company has not made any disposal of part of an asset part of which is still owned by the Company at the date hereof which has required or may or will require any computation under section 42 of the T.C.G.A. (part disposals of assets).

         (b)      The Company has not  disposed of or acquired any asset so that section 17 of the T.C.G.A. might apply to restrict the consideration deemed to be given on such disposal or acquisition.

7.29     Chargeable Debts

         No gains chargeable to corporation tax on chargeable gains will accrue to the Company on the disposal of any debt owing to the Company.

7.30     Reconstructions

         The Company has not been involved in any share for share exchange or any scheme of reconstruction or amalgamation such as are mentioned in sections 135 and 136 of the T.C.G.A. or section 139 of the T.C.G.A. under which shares or debentures have been or will be issued or assets have been or will be transferred.

7.31     Corporate Bonds

         There has been no relevant transaction to which section 117(8) of the T.C.G.A. can apply to a corporate bond held by the Company.

7.32     Depreciatory transactions

         No loss which has arisen or which may hereafter arise on a disposal by the Company of shares in or securities of any company is liable to be reduced by virtue of the application of section 176 of the T.C.G.A. (transactions in a group) or section 177 of the T.C.G.A. (dividend stripping).

7.33     Transfers by way of gift

         The Company has not made any such transfer of an asset at an undervalue as is mentioned in section 125 of the T.C.G.A. or received any assets by way of gift as mentioned in section 282 of the T.C.G.A.

                            ANTI AVOIDANCE PROVISIONS

7.34     Tax Schemes

         The Company and the Vendors have not entered into nor been a party to nor otherwise involved in any scheme or arrangement designed wholly or partly for the purpose of avoiding or deferring tax which may give rise to any liability to pay tax on the part of the Company, the Purchaser or the Purchaser's Group

7.35     Transactions in Securities

         The Company has not : -

         (a)      become liable for tax; or
         (b) received and will not receive or be the subject of or be adversely affected by any claim for tax arising under or imposed by or resulting from the operation of sections 703-709 of the T.A. (whether alone or in conjunction with any other provisions of any taxation statutes whatsoever) and which wholly or partly results or arises from or is computed by reference to circumstances existing or events occurring at any time on or before the date hereof whether alone or in conjunction with other circumstances arising before or after Completion.

7.36     Transactions in Land

         The Company has not:-

         (a)      become liable for tax; or

         (b) received and will not receive or be the subject of or be adversely affected by any claim for tax;

         arising under or imposed by or resulting from the operation of sections 776-778 of the T.A. (whether alone or in conjunction with any other provisions of any taxation statutes whatsoever) and which wholly or partly results or arises from or is computed by reference to circumstances existing or events occurring at any time on or before the date hereof whether alone or in conjunction with other circumstances arising before or after Completion.

7.37     Sale and lease back of land

         Since 22 June 1971 the Company has not entered into any transaction as is mentioned in sections 34-37 or section 780 of the T.A.

7.38     Transactions between dealing and associated company

         The Company has not entered into any transaction mentioned in section 774 of the T.A.

7.39     Loans or Credit

         The Company has been involved in no transactions such that section 786 of the T.A. (transactions associated with loans or credit) might apply.

                                 FOREIGN ELEMENT

7.40     Treasury Consents

         The Company has not without the prior consent of the Treasury entered into any of the transactions specified in section 765(1)(c) or (d) of the T.A. nor did the Company prior to 15 March 1988 without such consent enter into any of the transactions specified in section 765(1)(a) or (b) of the T.A.

7.41     Company Migration

         Since 15 March 1988,  no  election  has been made by the Company as the
         principal   company  as  defined  in  section   187  of  the   T.C.G.A.

         (postponement of charge on deemed disposal of assets by company ceasing to be resident in the United Kingdom) nor has any company over which the Company had control or which was a member of the same group of companies as the Company ceased to be resident in the United Kingdom otherwise than in compliance with section 130 of the F.A. 1988.

7.42     Transfers to non-resident company

         The Company has not made any such transfer as is mentioned in section 140 of the T.C.G.A.

7.43     Double Taxation

         The  Company  has not made and is not  entitled to make any claim under part XVIII of the T.A. and in respect of any such claims disclosed all necessary conditions for all foreign tax credit claimed or to be claimed by the Company were at all material times and remain satisfied and in particular (but without prejudice to the generality of the foregoing) the Company holds all tax deduction certificates or other documentation necessary for production to H. M. Inland Revenue in respect of such foreign tax.

7.44     Controlled Foreign Companies

         The Company does not have and never has had an interest in a controlled foreign company within the meaning of section 747 of the T.A. such that all or any of the chargeable profits of the controlled foreign company have been or will or may be apportioned to the Company.

7.45     Offshore Funds

         The Company has not on or after 1 January 1984 disposed of and does not now have a material interest in an offshore fund which at any material time was or is a non-qualifying offshore fund within the meaning of section 757 of the T.A. such that a disposal thereof by the Company has given rise or will or may give rise to an offshore income gain.

7.46     Agency for Non Residents

         The  Company  is not and has not been  assessable  to tax by  virtue of section 78 of the T.M.A. or section 126 of the Finance Act 1995.

                                  CLOSE COMPANY

7.47     The Company is a close company as defined by section 414 T.A.

                               GROUPS OF COMPANIES

7.48     Group Relief

         The Disclosure Letter contains particulars of all arrangements relating to group relief under sections 402-413 of the T.A. to which the Company is or has been a party and:-

         (a) all claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

         (b) the Company has not made nor is liable to make any payment for group relief otherwise than in consideration for the surrender of group relief allowable to the Company by way of relief from corporation tax;

         (c) the Company has received all payments due to it under any arrangement or agreement for surrender of group relief by it;

         (d) no such payment exceeds or could exceed the amount permitted by section 402(6) of the T.A.;

         (e) there exist or existed for any period of account in respect of which a surrender has been made or purports to have been made no arrangements such as are specified in section 410(1)-(6) of the T.A.

7.49     Advance Corporation Tax

         The Disclosure Letter contains particulars of all arrangements for the surrender under section 240 of the T.A. of any amount of advance corporation tax and in respect of receipts and surrenders disclosed: -

         (a) the Company has not paid nor is liable to pay for the benefit of any advance corporation tax which is or may become incapable of set off against the Company's liability to corporation tax;

         (b) the Company has received all payments due to it for all surrenders or purported surrenders of advance corporation tax made by it;

         (c) no such payment exceeds or could exceed the amount permitted by section 240(8) of the T.A.; and

         (d) there exist or existed for any period in respect of which a claim under section 240 of the T.A. has been or is to be made no arrangements such as are specified in sub-section
                  (11) of that section whereby any person could obtain control of the Company or of any subsidiary to which such surrender purports or is purported to be made.

7.50     Surplus Advance Corporation Tax

         The Company will not have any unrelieved surplus advance corporation tax to which the provisions of section 32 of the FA 1998 or any regulation made pursuant thereto relating to shadow advance corporation tax will apply.

7.51     Intra-Group Transfers

         The Company has not acquired any asset other than trading stock from any other company belonging at the time of acquisition to the same group of companies as the Company within the meaning of section 170 of the T.C.G.A. and no member of any group of companies of which the Company is or has at any material time been the principal company (as defined in section 170(2)(b) of the T.C.G.A.) has so acquired any asset.

                                 INHERITANCE TAX
7.52     Gifts

         (a) The Company is not, and will not become, liable to be assessed to capital transfer tax or inheritance tax as donor or donee of any gift or transferor or transferee of value (actual or deemed) nor as a result of any disposition chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person.

         (b) The Company has not been a party to associated operations in relation to a transfer of value within the meaning of section 268 of the I.T.A.

         (c) No asset owned by the Company is subject to any sale, mortgage or charge by virtue of s212 of the I.T.A.

7.53     Inland Revenue Charge

         There is no unsatisfied liability to capital transfer tax attached or attributable to the Shares or any asset of the Company and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares or assets of the Company as mentioned in section 212 of the I.T.A. and none of the Shares or assets of the Company are subject to an Inland Revenue charge within section 237 of the I.T.A.

                                 VALUE ADDED TAX

7.54     Value Added Tax

         (a) The Company is a registered taxable person for the purpose of the VAT legislation and has not at any time been treated as a member of a group of companies for such purpose and has not made any application to be so treated and no circumstances exist whereby the Company would or might become liable for value added tax as an agent or otherwise by virtue of section 47 of the V.A.T.A.

         (b) The Company has complied in all respects with the requirements and provisions of V.A.T.A. and all regulations and orders made thereunder (the "VAT legislation") and has made and maintained and will pending Completion make and maintain accurate and up-to-date records invoices Accounts and other documents required by or necessary for the purposes of the VAT legislation and the Company has at all times punctually paid and made all payments and returns required thereunder.

         (c) That (without prejudice to the generality of clause (b) of this clause) the Company has not: -

                  (i) taken part in conduct involving dishonesty as described in section 60 of the V.A.T.A;

                  (ii) committed any serious misdeclaration or neglect as described in section 63 of the V.A.T.A;

                  (iii) issued  unauthorised  invoices  or failed to do anything contemplated by section 67 of the V.A.T.A;

                  (iv)  failed  to  comply  with  any  regulatory   requirements
                        described in section 69 of the V.A.T.A;

                  (v) been notified of any assessment within sections 59 and 74 of the V.A.T.A. or a surcharge notice under section 59 of the V.A.T.A;

                  (vi) made any agreement with the Commissioners of Customs and Excise which agreement has not been put in writing as contemplated by section 85 of the V.A.T.A.

         (d) The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any VAT quarter ending after the Accounts Date.

                                   STAMP DUTY

7.55     Stamp Duty and Capital Duty

         The Company has duly paid all capital duty and loan capital duty for which it is or has at any time been liable and all documents in the enforcement of which the Company is or may be interested have been duly stamped and since the Accounts Date the Company has not been a party to any transaction whereby the Company was or is or could become liable to stamp duty reserve tax.

                                FINANCE ACT 1996

7.56     Loan Relationships

         The Company is not a party to any loan relationship as defined in Chapter 11 of Finance Act which may give rise to any debits or credits as there mentioned (other than in relation to interest).

7.57 The Company has duly submitted all claims (including without limitation claims for capital allowances) and disclaimers.

7.58     Since  the  Accounts   date  the  Company  has  not  entered  into  any
         transactions which will or may give rise to a liability to corporation tax on chargeable gains or to any balancing charge.

7.59 The Company has not entered into any loan relationship for unallowable purposes as defined in Schedule 9 paragraph 13 FA 1996.

7.60 The Company has not within the last three years elected under section 246A and 246B TA for any dividend paid or to be paid by it to be treated as a foreign income dividend for the purposes of Chapter VA of part VI of TA.

7.61 The Company has not made any qualifying distributions which could be subject to paragraph 1(2) or (3) Schedule 7 FA 1997.

7.62 The Company has not made any loans to a participator or any associate for the purpose of Section 419 TA and has not provided any payment or benefit to a participator which has or could be treated as a distribution for the purposes of Section 418 TA.

7.63 In relation to VAT on all invoices issued by the Company VAT at the percentage rate which at the time of the relevant supply was chargeable thereon has been so charged and all amounts of VAT which have been so charged since the last return made by the Company to HM Customs & Excise have been retained by the Company pending the next return date.

                            8. ENVIRONMENTAL MATTERS


8.1      Licences

         The Company has obtained and complied with the terms and conditions of all Environmental Consents. All current Environmental Consents remain in full force and effect. The Company has not received any notice of and to the best of the Vendors' knowledge, information and belief there are no circumstances that may lead to the revocation, modification, suspension or that may prejudice or require material expenditure for the renewal, extension, grant or transfer of any current Environmental Consents.

8.2      Liability

         The Company and the Properties comply and have at all times complied with all Environmental Laws and there are no facts or circumstances which interfere or prevent compliance with any Environmental Laws.

         There are no civil, criminal arbitration or administrative actions, claims, proceedings or suits pending or threatened against the Company arising from or relating to Environmental Consents or Environmental Law and to the best of the Vendors' knowledge, information and belief there are no circumstances which may lead to such actions, claims, proceedings or suit.

8.3      Notices and Complaints

         The Company has not received any notice of enforcement, prohibition, improvement, remediation or other notice of equivalent nature, or any judgment order, decree, award, demand or decision in respect of the Environment from any court, tribunal, arbitrator or governmental or regulatory authority and there have been no complaints, investigation, enquiries, requests for information or other formal or informal indications of any possible claims or legal actions in respect of the Environment from any person including without limitation any neighbour, governmental or regulatory authority, current or former employee or third party.

8.4      Contaminated Land

         There has not been and there is not present on, at or under the Properties and there is and has been no release, migration, leakage, spill, discharge, entry, deposit or emission onto or from the Properties of any hazardous substance or waste.

         There has not been any disposal, storage, release, leakage, migration, spill, discharge, entry, deposit or emission of any hazardous substance or waste into the environment caused by any activity of the Company

8.5      House-keeping

         (a) Hazardous Substances kept on the Properties or used in connection with or produced by any Activities have been kept in tanks, containers (in both cases surrounded by suitable bund), or proper storage buildings, as the case may be, all of the foregoing being appropriate for the substance stored and fit for the designated purpose.

         (b) No PCBs, asbestos, underground storage tanks or pipework or landfills are located on the Properties that violate in any material respect any Environmental Law.

         (c) The Company has not received, generated, handled, used stored, treated, transported, kept, deposited, or disposed of Waste at, on or under the Properties and has not permitted any third party to do so nor has reasonable cause to believe that any third party has done so.

         (d) No Property is included on or referred to in any register of land subject to contaminative use or any register of contaminated land (whether or not publicly available) kept pursuant to any Environmental Law and not, to the best of the Vendors' knowledge, information and belief, are there any circumstances which are likely to lead to such registration.

         (e) Any substance for disposal has been delivered to an accredited and insured carrier for onward disposal to an accredited and insured third party where appropriate.

8.6      Future Laws

         To the best of the Vendors' knowledge, information and belief there are no changes likely in the Environmental Consents or in Environmental Law or any anticipated Environmental Law that would require works or material additional expenditure to ensure compliance with such Environmental Consent or Environmental Law or anticipated Environmental Law or that would prevent, restrict or hinder or otherwise affect the use of the Properties or the Activities of the Company.

8.7      Predecessors

         To the best of the Vendors' knowledge, information and belief predecessors in title (including all previous owners, occupiers and managers) of the Properties or the Activities have complied with Environmental Laws.

8.8      Documentation

         Copies of all environmental reports, surveys, assessments and investigations in respect of the Properties or Activities in the possession or control of the Vendor and the Company have been disclosed to the Purchaser and all necessary steps to comply with the recommendation contained in such reports, surveys, assessments and investigations have been completed.

               9. INFORMATION TECHNOLOGY AND MILLENIUM COMPLIANCE

9.1 None of the business systems forming part of the Company Intellectual Property has been copied wholly or substantially from any other material.

9.2 All the business systems, excluding software, used in the business of the Company are owned and operated by and are under the control of the Company and are not wholly or partly dependent on any facilities which are not under the ownership operation or control of the Company. No action will be necessary to enable such systems to continue to be used in the business of the Company to the same extent and in the same manner as they have been used prior to the date hereof.

9.3 The Company is validly licensed to use the software used in its business and no action will be necessary to enable it to continue to use such software to the same extent and in the same manner as they have been used prior to the date hereof.

9.4 All necessary steps have been taken to back up electrically stored information used or likely to be used in the business of the Company and the Vendors have in place adequate disaster recovery provisions and security arrangements in relation to all business systems used in the course of the business of the Company.

9.5 The performance of the business systems used in the business of the Company will not be adversely affected by either any changes in and to date information used therein or any changes to inputs, outputs, and other manipulations of data in relation to dates from 1st January 2000 and thereafter. The Vendors have carried out an audit of the business systems and are unaware of the fact or matter which may cause such adverse consequences.

9.6 The following information has been disclosed in the Disclosure Letter in a manner which is true accurate and not misleading in all material respects:-

         (i) details of all software and of its use in the business of the Company from time to time including but without limitation details of access to and rights in relation to source code of such software;

         (ii)    details  of  all  computer  systems  support   maintenance  and
                 development agreements;

         (iii) details of all hardware used in the business of the Company from time to time and of its ownership; and

         (iv) details of all third party access to business systems used in the business of the Company.

                                 10. PROPERTIES


10.1     TITLE
         10.1.1 The Property comprises all the property owned, occupied or otherwise used in connection with the business of the Company and all the estate interest right and title whatsoever (including for the avoidance of doubt interests in the nature of options and rights in the nature of contractual licences) of the Company in respect of any land or premises.

         10.1.2 The Property is occupied under leases, the terms of which permit the Company's occupation and use.

         10.1.3 The Company is the legal and beneficial owner of a leasehold interest in the Property for the term stated in Schedule 3.

         10.1.4 The information contained in Schedule 3 as to the tenure of the Property and the principal terms of the lease held by the Company, is accurate in all respects.

10.2     ENCUMBRANCES
         10.2.1 The Property is free from any mortgages, debenture, charge, rent-charge, lien, local land charge, land charge or any other encumbrance securing the repayment of monies or other obligation or liability of the Company or any other person.

         10.2.2 The Property is not subject to any outgoings other than business rates, water rates insurance premiums, rent and service charges.
         10.2.3 The Property is not subject to any restrictive covenants, stipulations, easements, profits a prendre, wayleaves, licences grants, restrictions, overriding interests or other similar rights vested in third parties.
         10.2.4 Where any of the matters referred to in clauses 10.2.1, 10.2.2 and 10.2.3 have been disclosed in the Disclosure Letter, the obligations and liabilities imposed and arising under them have been fully observed and performed and any payments in respect of them due and payable have been duly paid.

         10.2.5 The Property is not subject to any option, right of pre-emption or right of first refusal.

10.3     PLANNING MATTERS
         10.3.1 The use of the Property is the permitted use for the purposes of the Planning Acts.
         10.3.2 Planning permission has been obtained or is deemed to have been granted for the purposes of the Planning Acts with respect to the development of the Property, no permission has been suspended or called in and no application for planning permission is awaiting decision.
         10.3.3 There is no known breach of building regulations with respect to all development, alterations and improvements to the Property.
         10.3.4  The Company has complied and is complying in all respects with:

                 10.3.4.1 planning permissions, orders, and regulations issued under the Planning Acts, the London Building Acts and building regulation consents and by-laws for the time being in force with respect to the Property;
                 10.3.4.2 all agreements under the Town and Country Planning Act 1971 s 52 or planning obligations under the Town and Country Planning Act 1990 s 106 undertaken with respect to the Property; and
                 10.3.4.3 all agreements made under the Highways Act 1980 s 38 with respect to the Property.
         10.3.5 The Property is not listed as being of special historic or architectural importance or located in a conservation area.
         10.3.6 All claims and liabilities under the Planning Acts or any other legislation have been discharged and no claim or liability, contingent or otherwise, is known to be outstanding.

10.4     STATUTORY OBLIGATIONS

         10.4.1 The Company has complied and is complying with all applicable statutory and by-law requirements with respect to the Property, and in particular (but without limitation) with the requirements as to fire precautions and under the Public Health Acts and the Offices, Shops and Railway Premises Act 1963.
         10.4.2 There is no known outstanding and unobserved or unperformed obligation with respect to the Property necessary to comply with the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers.

10.5     ADVERSE ORDERS

         10.5.1 There are no compulsory purchase notices, orders or resolutions affecting the Property and there are no circumstances likely to lead to any being made.
         10.5.2 There are no closing, demolition or clearance orders, enforcement notices or stop notices affecting the Property and there are no circumstances likely to lead to any being made.

10.6     CONDITION OF THE PROPERTY
         10.6.1 The buildings and other structures on the Property are in good and substantial repair and fit for the purposes of the business carried on by the Company
         10.6.2 To the Vendor's knowledge no building or structure on the Property has at any time been affected by structural damage or electrical defects or by timber infestation, rising damp or disease.
         10.6.3 There are no disputes with any neighbouring owner with respect to boundary walls and fences or with respect to any easement or right over or means of access to the Property.
         10.6.4 The principal means of access to the Property is over roads which have been taken over by the local or other highway authority and which are maintainable at the public expense and no means of access to the Property is subject to rights of determination by any other party.
         10.6.5 The Property enjoys the main services of water, drainage, electricity and gas.

10.7     INSURANCE

         10.7.1 The Property is insured in its full reinstatement value and against third party and public liabilities to the extent assessed by the Landlord's surveyor
         10.7.2 All premiums payable in respect of insurance policies with respect to the Property which have become due have been duly paid and the Vendor is not aware of any circumstances which have arisen which would vitiate or permit the insurers to avoid the policies.
         10.7.3 The information in the Disclosure Letter with respect to the insurance policies is accurate in all respects.

10.8     LEASEHOLD PROPERTY

         10.8.1 The Company has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in the lease under which the Property is held, and the last demand for rent (or receipt for rent if issued) was unqualified, and the lease is valid and in full force.
         10.8.2 All licences, consents and approvals required from the landlord and any superior landlord have been obtained and the covenants on the part of the tenant contained in the Licences, consents and approvals have been duly performed and observed.
         10.8.3  There is no rent  review  in  progress.
         10.8.4 No obligation necessary to comply with any notice or other requirement given by the landlord is outstanding and unobserved or unperformed.
         10.8.5 There is no obligation to reinstate the Property by removing or dismantling any alteration made to it by the Company or any predecessor in title.
         10.8.6 There are no circumstances which would entitle any such landlord to exercise any powers of entry or take possession whether by means of peaceable re-entry or proceedings or which would otherwise restrict the continued possession and enjoyment of the Property.
         10.8.7 The Company does not have any continuing liability in respect of any other property formerly owned or occupied by the Company either as original contracting party or by virtue of any direct covenant having been given on a sale or assignment to the Company or under an authorised guarantee agreement or as a surety for the obligations of any other person in relation to property.

10.9     TENANCIES
         10.9.1  The Property is not subject to any tenancies

10.10    ENVIRONMENTAL MATTERS
         10.10.1 The Company has at all times complied with environmental legislation and there is nothing in on over or under the Property the presence existence or condition of which constitutes a breach of environmental legislation
         10.10.2 No offence has been committed on or in connection with the Property or any activities processes or substances in on over or under the Property pursuant to environmental legislation.

10.11.   CONTAMINATION

         10.11.1 To the best of the Vendor's knowledge and belief none of the Property:-

                 10.11.1.1 includes contaminated land as defined in the Environmental Protection Act 1990 ("the EPA")
                 10.11.1.2 is the subject of a remediation statement or a remediation notice for the purpose of the EPA
                 10.11.1.3  is within 250 meters of a  landfill  site
                 10.11.1.4 has been affected by any landfill gas or other contaminants

10.12    GENERAL
         10.12.1 There is no other matter of which the Vendor is or ought to be aware on reasonable enquiry and which adversely affects the value of the Property or casts any doubt on the right or title of the Company thereto which should be revealed to the Purchaser

10.13    CERTIFICATE OF TITLE
         10.13.1 The certificate of title in respect of the Property dated 20th October 1998 and prepared and signed by the Vendor's solicitor is true complete and accurate in all respects and the Vendor is aware that the Purchaser intends to place reliance thereon


                            11. INTELLECTUAL PROPERTY


11.1 The Company is the sole legal and beneficial owner free from encumbrances of the Intellectual Property and (where such property is capable of registration) the registered proprietor thereof and (save for copyrights and unregistered design rights not included in the Listed Intellectual Property) owns no other Intellectual Property.

11.2 No person has been authorised to make any use whatsoever of any Intellectual Property owned by the Company.

11.3 All the Intellectual property used by the Company is owned by it and does not use any Intellectual Property in respect of which any third party has any right, title or interest.

11.4 None of the Intellectual Property is being used, claimed, applied for, opposed to or attacked by any person.

11.5 The Vendor is not aware of any infringement of the Intellectual Property or of any rights relating to it by any person.

11.6 There are no outstanding claims against the Company for infringement of any Intellectual Property or of any rights relating to it used (or which have been used) by the Company and during the last six years no such claims have been settled by the giving of any undertakings which remain in force. The Company has not received any actual or threatened claim that any of the Intellectual Property Rights is invalid.

11.7 Know-how and Confidential Information used by the Company is kept strictly confidential. The Company has not disclosed (except in the ordinary course of its business) any of its know-how, trade secrets or list of customers to any other person.

11.8 The Vendor has, if required to do so under the Data Protection Act 1984, duly registered as a data user in respect of the business carried on by the Company and has complied with the data protection principles as set out in the Act.

11.9 Any Software has been listed and all rights to the use thereof are vested in the Company.

                                  12. PENSIONS

12.      INTERPRETATION

12.1     DEFINITIONS

         In this Schedule, where the context admits:

         "Relevant Employee" means any past or present employee of the Company or of any predecessor to all or part of its business.

12.2     EMPLOYEES

         12.2.1 References in this Schedule to employees includes directors.

12.3     WARRANTIES AND REPRESENTATIONS

         12.3.1 The Vendors hereby warrant and represent to and for the benefit of the Purchaser in the following terms:

                 12.3.1.1 NO OTHER ARRANGEMENTS
                          Save for the Pension Scheme the Company is not a party to nor participates in nor contributes to any scheme, agreement or arrangement (whether legally enforceable or not) for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or other like benefits (including the payment after cessation of employment with the Company of medical expenses) for any Relevant Employee or for the widow, widower, child or dependant of any Relevant Employee.

                 12.3.1.2 NO ASSURANCES ETC
                          Neither  the  Company  any   associated  or  connected
                          company:

                          12.3.1.2.1 has  given  any  undertaking  or  assurance
                                     (whether legally enforceable or not) as to the continuance, introduction, improvement or increase of any benefit of a kind described in sub-paragraph 12.3.1.1 above, or

                          12.3.1.2.2 is paying or has in the last two years paid
                                     any such benefit,
                                     to (in either case) any  Relevant  Employee
                                     or  to  any   widow,   widower,   child  or
                                     dependant of any Relevant Employee.

                          12.3.1.3   MEMBERSHIP
                                     Every  person  who has at any  time had the
                                     right  to  join,  or  apply  to  join,  the
                                     Pension Scheme has been properly advised of
                                     that right.  No Relevant  Employee has been
                                     excluded  from  membership  of the  Pension
                                     Scheme   or  from   any  of  the   benefits
                                     thereunder in contravention of Art 119 of the Treaty of Rome, the Pensions Act 1995 or other applicable laws or requirements or the provisions of the Pension Scheme or otherwise.

                          12.3.1.4   BENEFITS
                                     All benefits  which are not money  purchase
                                     benefits  and which are  payable  under the
                                     Pension  Scheme on the death of any  person
                                     while in  employment  to which the  Pension
                                     Scheme  relates are  insured  fully under a
                                     policy  with an  insurance  company of good
                                     repute  and there are no  grounds  on which
                                     that company  might avoid  liability  under
                                     that policy. All other benefits payable, or
                                     prospectively   or  contingently   payable,
                                     under the Pension Scheme are money purchase
                                     benefits.   In  this  sub-paragraph  "money
                                     purchase benefits" has the same meaning as in s 181(1) of the Pension Schemes Act 1993.

                          12.3.1.5   TRANSFER PAYMENTS
                                     No transfer value has been paid (directly or indirectly) to the Pension Scheme from another arrangement for any member of the Pension Scheme under which any benefits referable to that member contravened Art 119 of the Treaty of Rome, s 62 of the Pensions Act 1995 or other applicable law or requirement.

                          12.3.1.6   CONTRIBUTIONS AND EXPENSES
                                     Contributions to the Pension Scheme are not
                                     paid in arrear  and all  contributions  and
                                     other  amounts  which  have  fallen due for
                                     payment have been paid punctually.  No fee,
                                     charge  or  expense   relating   to  or  in
                                     connection with the Pension Scheme has been incurred but not paid, If any such fee, charge or expense has been paid by any person other than the Pension Scheme the Pension Scheme has reimbursed that person if and to the extent that the Pension Scheme is or may become liable so to do.

                          12.3.1.7   COMPANY'S OBLIGATIONS
                                     The Company:-

                                     12.3.1.7.1     has observed  and  performed
                                                    those   provisions   of  the
                                                    Pension  Scheme  which apply
                                                    to it; [and]

                                     12.3.1.7.2     may  (without the consent of
                                                    any    person   or   further
                                                    payment)    terminate    its
                                                    liability to  contribute  to
                                                    the  Pension  Scheme  at any
                                                    time  subject only to giving
                                                    such  notice  (if any) as is
                                                    expressly  provided  for  in
                                                    the documentation containing
                                                    the    current    provisions
                                                    governing     the    Pension
                                                    Scheme); [and

                                     12.3.1.7.3     has  at all  material  times
                                                    held  or  been  named  in  a
                                                    contracting-out  certificate
                                                    (within the meaning of s7(1)
                                                    of the  Pension  Schemes Act
                                                    1993)   referable   to   the
                                                    Pension Scheme].

                  12.3.1.8          NO OTHER EMPLOYER
                                    The  Company  is the only  employer  for the
                                    time  being  participating  in  the  Pension
                                    Scheme.  No  employer  which has  previously
                                    participated  in the Pension  Scheme has any
                                    claim  under  the  Pension   Scheme  and  in
                                    respect of any such  employer  the period of
                                    participation   has  been   terminated   and
                                    benefits have been provided in accordance with the provisions of the Pension Scheme.

                  12.3.1.9          ADMINISTRATION
                                    All  documentation and records in respect of
                                    the Pension Scheme are up to date and so far
                                    as  the  Vendors  are  aware   complete  and
                                    accurate in all material respects.

                  12.3.1.10         INVESTMENT
                                    Save for any deposit with a bank or building society the only assets which the Pension Scheme has held are insurance policies and annuity contracts with insurance companies of good repute.

                  12.3.1.11         COMPLIANCE
                                    The Pension Scheme:

                                    12.3.1.11.1     is an exempt approved scheme
                                                    (within  the  meaning  of  s
                                                    592(1)  of  the  Income  and
                                                    Corporation Taxes Act 1988);

                                    12.3.1.11.2     has properly and  punctually
                                                    accounted   to  the   Inland
                                                    Revenue  for all and any tax
                                                    for which the Pension Scheme
                                                    is  liable  or  accountable;
                                                    and

                                    12.3.1.11.3     has  at all  times  complied
                                                    with and  been  administered
                                                    in   accordance   with   all
                                                    applicable laws, regulations
                                                    and requirements  (including
                                                    those of the Board of Inland
                                                    Revenue and of trust law).

                  12.3.1.12         DISPUTES
                                    None of the Pension  Scheme,  the Company or
                                    any member of the Vendors'  Group is engaged
                                    or involved in any proceedings  which relate
                                    to or are in  connection  with  the  Pension
                                    Scheme  or the  benefits  thereunder  and no
                                    such  proceedings  are pending or threatened
                                    and so far as the Vendor is aware  there are
                                    no  facts  likely  to give  rise to any such
                                    proceedings.     In    this    sub-paragraph
                                    "proceedings"  includes  any  litigation  or
                                    arbitration    and   also    includes    any
                                    investigation   or   determination   by  the
                                    Pensions   Ombudsman  or  the   Occupational
                                    Pensions  Advisory Service and any complaint
                                    under  any   internal   dispute   resolution
                                    procedure established in connection with the Pension Scheme.

                  12.3.1.13         INDEMNITIES
                                    In relation to the Pension Scheme or funds which are or have been held for the purposes thereof neither the Company nor the Pension Scheme has given an indemnity or guarantee or any person (other than in the case of the Company any general indemnity in favour of the trustees or administrator under the documentation governing the Pension Scheme).

12.4     DAMAGE FOR BREACH OF PENSION WARRANTIES

         12.4.1   In  determining   the  damages  flowing  from  any  breach  of
                  Warranties contained in paragraph 12.3, the Company shall be deemed to be under a liability:

                  12.4.1.1 to provide and to continue to provide any benefit of a kind referred to in that paragraph which is now provided or has been announced or is proposed; and

                  12.4.1.2 to maintain and to continue to maintain (without benefits being reduced) the Pension Scheme and any other arrangements of a kind described in that paragraph which are now in existence or are proposed and any discretionary practices of a kind referred to in that paragraph which have hitherto been carried on.

                                   SCHEDULE 5

                                DEED OF INDEMNITY


THIS DEED OF INDEMNITY is made on                    1998

BETWEEN:-

(1) THE PERSONS whose names and addresses are set out in column 1 of Schedule 1 hereto (together the "Covenantors"); and

(2) ( * ) whose registered office is at ( * ) (the "Purchaser" which expression shall include its successors and assigns).

RECITALS:-

This Deed of Indemnity is entered into pursuant to the provisions of an agreement (the "Sale Agreement") made on ( * ) 199 pursuant to which the Purchaser agreed to purchase the whole of the share capital of ( * ).

THE PARTIES AGREE AS FOLLOWS:-

1.       INTERPRETATION

1.1 Subject to clause 1.2 and unless the context otherwise indicates, words, expressions and abbreviations defined in the Sale Agreement shall have the same meanings in this deed and any provisions of the Sale Agreement concerning matters of construction or interpretation shall mutatis mutandis apply to this deed.

1.2 The following words, expressions and abbreviations used in this deed shall, unless the context otherwise requires, have the following meanings: -

         "CLAIM FOR TAX" means any of the following:-

         (a) any liability to make a payment of Tax and any claim, assessment, demand, notice or other document issued or action taken by or on behalf of any person authority or body whatsoever and of whatever country which claims payment of Tax or any submission, return or correspondence from which it appears likely that there may be a liability to Tax or Claim for Tax within (b) below; or

         (b) any non-availability or loss of or reduction of any Relief (including in particular a right to repayment) to the extent that such Relief has been reflected in the net assets of the Company as shown by the Accounts;

         "COMPANY" shall have the same meaning as in the main Agreement

         "GROUP" shall be deemed to include the Company and any Subsidiary.

         "GROUP RELIEF" means any of the following:-

         (a) relief surrendered or claimed pursuant to chapter IV part X of the T. A. 1988;

         (b)   advance  corporation  tax  surrendered  or  claimed  pursuant  to section 240 of the T.A. 1988;

         (c)   a Transferred Tax Refund;

         "INCOME, PROFITS OR GAINS" includes any other measure by reference to which Tax is computed;

         "PURCHASER'S RELIEF" means any Relief to the extent that the same either:-

         (a) has been reflected in the net assets of the Company as shown by the Accounts; or

         (b)   arises in respect of periods after the Accounts Date;

         "RELEVANT EVENT" means every event, act, omission, default, occurrence, circumstance, transaction, dealing or arrangement of any kind whatsoever done or omitted to be done by the Covenantors or the Company or which in any way concerns or affects the Company whether or not done or omitted to be done by the Company or the Covenantors;

         "RELIEF" means any allowance, credit, exemption, deduction or relief from, in computing, against or in respect of Tax or any right to the repayment of Tax;

         "TAX" means any tax, and any duty, impost, levy or charge in the nature of tax, whether domestic or foreign, and any fine, penalty or interest connected therewith, including (without prejudice to the foregoing) corporation tax, advance corporation tax, income tax, national insurance and social security contribution, capital gains tax, inheritance tax, petroleum revenue tax, value added tax, customs excise and import duties, stamp duty, stamp duty reserve tax, insurance premium tax, air passenger duty, rates and water rates and any other payment whatsoever which the Company is or may be or become bound to make to any person by reason of any taxation statutes;

         "TAXATION   STATUTES"   means  all   statutes,   decrees,   orders  and
         regulations, whether domestic or foreign providing for or imposing any Tax;

         "TRANSFERRED TAX REFUND" means a tax refund relating to an accounting period as defined by section 102(3) of the F.A. 1989 in respect of which a notice has been given pursuant to section 102(2) of the F.A. 1989.

         "UTILISATION OF A PURCHASER'S RELIEF" means the utilisation or set off of a Purchaser's Relief available to the Company.

1.3 References to Income, Profits or Gains being earned accrued or received before a particular date shall include deemed income profits or gains treated as earned accrued or received prior thereto.

1.4 The obligations and liabilities of the Covenantors under this deed shall be joint and several.

2.       INDEMNITY

2.1 Subject to clause 2.3, the Covenantors hereby covenant with the Purchaser to pay from time to time to the Purchaser : -

         (a) such sums as would if paid to the Company indemnify and keep indemnified the Company against each and every Claim for Tax where the Claim for Tax in question arises whether in whole or in part : -

                  (i) in connection with or as a consequence of one or more Relevant Events occurring or entered into on or before Completion ; or

                  (ii) in respect of or by reference to any Income, Profits or Gains earned, accrued or received on or before Completion ; or

                  (iii) in consequence of the combined effect of two or more Relevant Events of which at least one shall have occurred on or before Completion but only in circumstances where such Claim for Tax would not have been suffered by the Company but for the failure of any person (other than a company falling within the definition of the Company for the purposes of this deed) to discharge or pay any liability for Tax;

         (b) such sums as would if paid to the Company indemnify and keep indemnified the Company against:-

                 (i) each and every loss in whole or in part of the right to receive any payment for Group Relief to the extent that the payment or right to receive such payment has been reflected in the net assets of the Company as shown by the Accounts; and/or

                  (ii) any liability to make any payment for Group Relief and/or any liability to repay any payment received for Group Relief to the extent that any such liability has not been reflected in the net assets of the Company as shown by the Accounts;

         (c) such sums as will indemnify and keep indemnified the Purchaser and such further sums as would if paid to the Company and/or any subsidiary or holding company of the Purchaser (or any subsidiary of any such holding company) indemnify the same against all costs and expenses incurred or payable in connection with:-

                  (i) any Claim for Tax the subject of a claim under clause 2.1(a), including all legal proceedings relating thereto and the settlement of any Claim for Tax and/or rebuttal of any contention or in connection with any legal proceedings and reasonable steps taken to avoid any Claim for Tax or contention whether actual, threatened and/or anticipated;

                 (ii) any loss or liability as mentioned in clause 2.1(b) including all legal proceedings relating thereto.

2.2 If any Claim for Tax or liability which would have otherwise given rise to a Claim for Tax shall be reduced or avoided in consequence of any Utilisation of a Purchaser's Relief this deed shall apply as if such Purchaser's Relief had not been available so that the amounts paid by the Covenantors hereunder shall be the amounts which would have been payable in the absence of that or any other Purchaser's Relief.

2.3      The covenant contained in clause 2.1(a) shall not apply:-

         (a) to any Claim for Tax to the extent that any Tax giving rise to the same has been paid prior to the Accounts Date or that a full and sufficient provision or reserve for the liability to which the same relates has been made in the Accounts and for the purposes of this clause 2.3(a) no provision or reserve shall be prevented from being full and sufficient if the same proves to be inadequate by reason only of an increase in rates of Tax announced after the date of the Sale Agreement;

         (b) to any Claim for Tax to the extent that the same shall have arisen in consequence of any act or transaction which could reasonably have been avoided, and which was carried out without the agreement of the Covenantors by the Purchaser or the Company after Completion otherwise than in the ordinary course of business of the Company, and which the Purchaser was or should reasonably have been aware would give rise to the Claim for Tax in question; or

         (c) to any Claim for Tax to the extent that it arises in the ordinary course of business of the Company after the Accounts

                  Date or as provided for in the Sale Agreement but on or before Completion and for this purpose, but without limitation, the following shall not be regarded as being in the ordinary course of business: -

                  (i) the declaration or payment of any dividend or the making of any other distribution save as provided for in the Sale Agreement; or

                  (ii) any transaction entered into by the Company in circumstances where the consideration (if any) received by or as the case may be, paid by the Company in respect thereof is less than or more than the consideration deemed to have been received or paid for Tax purposes but to the extent only of the Claim for Tax arising in respect of the amount by which the deemed consideration exceeds or is less than the actual consideration; or

                  (iii) the Company ceasing or being deemed to cease, for Tax purposes, to be the member of any Group or associated with any other company or person whether in consequence of the entering into of the Sale Agreement or anything done under it or otherwise; or

                  (iv) a Relevant Event which gives rise to a liability on the Company in respect of the Income, Profits or Gains, whether actual or deemed, of any non-resident person; or

                  (v) any other Relevant Event which gives rise to a liability to Tax on deemed (as opposed to actual) Income, Profits or Gains;

         (d) to any Claim for Tax to the extent that the same is increased as a result of any failure by the Purchaser or the Company to comply with its obligations under clause 5.

         (e) where the loss occasioned has been recovered pursuant to any claim under the warranties or resulted in an adjustment to the Consideration payable under the Sale Agreement.

2.4 In computing the amount to be paid by the Covenantors under this deed in respect of any Claim for Tax no account shall be taken of any Tax for which the Company would have been liable in respect of such amount had it in fact been paid to the Company.

2.5 All sums payable by the Covenantors under this deed shall be paid free and clear of all deductions or withholdings (including Tax) unless the deduction or withholding is required by law, in which event or in the event that the Purchaser shall incur any liability for Tax chargeable or assessable in respect of any payment pursuant to this deed, the Covenantors shall pay such additional amounts as shall be required to ensure that the net amount received and retained by the Purchaser (after Tax) will equal the full amount which would have been received and retained by it had no such deduction or withholding been made and/or no such liability to Tax been incurred and in applying this clause 2.5 no account shall be taken of the extent to which any liability for Tax may be mitigated or offset by any Relief available to the Purchaser so that where such Relief is available the additional amount payable hereunder shall be the amount which would have been payable in the absence of such availability.

3.       TIMING

3.1 Where the Covenantors become liable to make any payment pursuant to clause 2, the due date for the making of that payment shall be : -

         (a) in so far as the claim arises pursuant to clause 2.1 (a) seven days before the day on which a payment of Tax becomes due under or in consequence of the Claim for Tax in question or seven days before the day on which any repayment (or increased repayment) of Tax which but for such Claim for Tax would have been available, would have been due and for this purpose it shall be assumed that the repayment would have become due at the earliest possible date;

         (b) in so far as the liability arises pursuant to clause 2.1(b) nine months after the end of the accounting period of the Company in relation to which the Group Relief surrender was made or where the liability arises as a consequence of a liability to repay any payment received for or to make any payment for Group Relief, seven days before the day on which the Company is liable to repay or pay such amounts;

         (c) in so far as the claim arises pursuant to clause 2.1(c), seven days before the day on which the costs and expenses fall due for payment;

         (d) in so far as the claim arises pursuant to clause 2.2, the date on which payment would have become due under sub-clause (a) above had no Purchaser's Relief been available and for this purpose it shall be assumed that the Claim for Tax would have been made and all Tax would have become due at the earliest possible date (assuming no application for postponement).

3.2 Where but for the non-availability, loss or reduction of any Purchaser's Relief the Company could have surrendered the same to another company by way of Group Relief this deed and in particular clause 3.1(a) shall apply as if the Tax which could have been saved as a consequence of any such surrender would have been saved by the Company but for the said non-availability, loss or reduction and at the same time.

3.3 For the purposes hereof where Tax is due or a repayment due is lost or reduced or a Group Relief payment is lost or reduced or falls to be repaid or where, but for a Utilisation of a Purchaser's Relief Tax would be due or costs and expenses fall due for payment, on more than one occasion then paragraphs (a) to (d) of clause 3.1 shall apply separately on each such occasion.

3.4 If any sum due under clause 2 is not paid by the Covenantors by the later of the due date and the date seven days after the date of the demand made therefor the same shall carry interest (from such later date until the date of payment) at the rate of four percent over base rate for the time being of National Westminster Bank PLC (or in the absence of such rate at such equivalent rate as the Purchaser shall select) save that interest shall not start to run in respect of any payments of Tax above until seven days before the day on which the Company makes the payment of Tax due.


4.       RIGHT TO REIMBURSEMENTS AND CREDITS

4.1 Subject to clause 4.3, in calculating amounts due from the Covenantors under this deed no account shall be taken of any entitlement of the Purchaser or the Company to make any recovery in respect of that amount or the circumstances giving rise to the same from some other person or of any Relief or other benefit which may become available to the Purchaser or the Company in consequence of the Claim for Tax or the loss or refund of the payment for Group Relief in question or the circumstances giving rise to the same.

4.2 If the Purchaser or the Company is or becomes entitled to recover from some other person (not being the Company or any employee of the Company but including, inter alia, any Tax authority) any amount in respect of the Claim for Tax resulting in a payment by the Covenantors to the Purchaser under this deed, then the Purchaser shall promptly notify the Covenantors of the said entitlement and, if so required by the Covenantors and if the Covenantors shall undertake to pay all costs and expenses incurred by the Purchaser and the Company and shall provide reasonable security for the same, shall take all reasonable steps to enforce or procure that the Company shall enforce that recovery (keeping the Covenantors fully informed of progress) and shall apply the same in accordance with clause 4.3.

4.3      If the Purchaser or the Company receives: -

         (a)      a recovery as mentioned in clause 4.2; or

         (b) a benefit being either a reduction in Tax due and payable or any increased repayment of Tax in either case as a result of credit being obtained for Tax giving rise to a claim by the Purchaser under the terms of this deed (other than a reduction in a liability to Tax which would otherwise have itself given rise to a payment hereunder or been taken into account in a claim for damages under the Warranties);

         then the Purchaser shall promptly pay to the Covenantors an amount equal to so much of the benefit received or sum recovered (less any Tax paid by the recipient in respect thereof and less any costs and expenses incurred by the Purchaser and the Company) as does not exceed the amount which the Covenantors paid in respect of the Claim for Tax in question (together with so much of any interest or repayment supplement paid to the recipient of the recovery or benefit in respect thereof as corresponds to the proportion of the recovery or benefit accounted for under this clause 4.3, less any Tax thereon).

4.4      Where any recovery or benefit is accounted for under clause 4.3:-

         (a) the amount of the payment originally made by the Covenantors under clause 2 shall be treated as reduced for all purposes of this deed (including any further application of this clause 4) and of the Sale Agreement; and

         (b) the same shall not prejudice the right of the Purchaser to make further recoveries under this deed whether in respect of matters to which the original claim related or otherwise.

5.       RESISTANCE OF CLAIMS

5.1 If the Purchaser or the Company becomes aware of any Claim for Tax (which expression shall for the avoidance of doubt include any claim which would give rise to a Claim for Tax but for a Utilisation of a Purchaser's Relief and shall also for the purposes of this clause 5 include any claim which may result in a loss of, or liability to repay, a payment for Group Relief) which may result in the Purchaser having a claim against the Covenantors under this deed, the Purchaser shall give notice to the Covenantors in the manner provided by the Sale Agreement as soon as is reasonably practicable and the Covenantors shall except where an allegation of fraud or wilful default or neglect is made forthwith be entitled at their sole discretion (but after consultation with the Purchaser) to resist such Claim for Tax in the name of the Purchaser or the Company or any of them but at the expense of the Covenantors and to have the conduct of any appeal or incidental negotiations provided that: -

         (a) the Purchaser shall be kept fully informed of all matters pertaining to the dispute; and

         (b) no material communication, written or otherwise, pertaining to the dispute (and in particular no proposal for or consent to any settlement or compromise thereof shall be transmitted to the Inland Revenue H.M. Customs & Excise or other taxation authority or governmental body or authority without the same having been submitted to, and approved by the Purchaser such approval not to be unreasonably withheld or delayed; and

         (c) no application shall be made for postponement of Tax unless the Purchaser and the Company shall be provided with such security as the Purchaser may reasonably require in respect of sums subsequently becoming payable under this deed; and

         (d) the Covenantors shall not be entitled to resist any such Claims for Tax before any court, tribunal or other appellate body unless they have been advised by leading tax counsel, after disclosure of all relevant information and documents, that it is reasonable to resist the Claim for Tax in the manner proposed by the Covenantors.

5.2 The Purchaser shall and shall procure that the Company shall give the Covenantors all reasonable co-operation, access and assistance, technical or otherwise, for the purpose of resisting such a Claim for Tax provided that each of the Purchaser and the Company is indemnified and secured to the satisfaction of the Purchaser by the Covenantors against all losses (including additional Claims for Tax, costs, damages and expenses) which may thereby be incurred.

5.3 If the Covenantors do not request the Purchaser or the Company to take any appropriate action or shall fail to indemnify and secure the Purchaser or the Company to its reasonable satisfaction within 21 days of the said notice to the Covenantors, the Purchaser and/or the Company shall be free to pay or settle the Claim for Tax on such terms as it may in its absolute discretion thinks fit.

6.       MISCELLANEOUS

6.1 Claims under this deed (whether being claims against the Covenantors under clause 2 or claims by the Covenantors pursuant to clause 4) shall be wholly barred and unenforceable unless full written particulars of the claim shall have been given by the claimant within seven years and one month of the Accounts Date.

6.2 In determining the amount of any Claim for Tax suffered by, or any recovery or benefit received by, any company for the purposes of this deed any party hereto may at its own expense request the auditors of that company to determine the same and to provide a certificate thereof; any certificate so provided shall be binding on the parties hereto in the absence of manifest error.

6.3 The provisions of clauses 13 (Entire Agreement and Amendments), 14 (Counterparts), 16 (General) and 18 (Law and Jurisdiction) of the Sale Agreement shall apply to this deed as if the same were incorporated herein.

IN WITNESS whereof this deed has been executed on the date first above written.

                                   ANNEXURE A


                               EUROPEAN MICRO PLC

                  FLOATING RATE LOAN NOTE DUE 1ST NOVEMBER 2005



1 EUROPEAN MICRO PLC (the `Company') (registered number 2663964) whose registered office is at 20-24 Church Street, Altrincham, Cheshire, WA14 4DW will on 1st November 2005 (`Redemption Date') (or on any earlier date on which it becomes payable in accordance with the Conditions) pay to the person named in the Schedule (or the then Noteholder) the principal sum specified in the Schedule, together with all outstanding interest and other sums due under the Note.

2 Interest shall accrue on the Principal Sum at the best rate reasonably obtainable for such sum placed on deposit with a London Clearing Bank from time to time with effect from the date of the Note. The interest shall accrue from day to day and shall be calculated on the basis of a 365 day year until the relevant amount is paid or repaid. The interest shall be compounded on the last Business Day in each of March, June, September and December and on the Redemption Date and shall be payable on the date of repayment of the Principal Sum.

3 The Note is issued subject to and with the benefit of the Conditions.



                                  THE SCHEDULE


Noteholder:                GERARD DENIS PATRICK O'ROURKE

Principal Sum:             TWO HUNDRED AND FORTY THOUSAND ONE HUNDRED AND  SIXTY
                           THREE POUNDS AND NINE PENCE ((POUND)240,163.09)

                                   CONDITIONS

1.       DEFINITIONS

In the Note the following words and expressions have the meanings stated unless they are inconsistent with the context:

         `BUSINESS DAY' a day, other than a Saturday, on which banks in the City of London are open for business;

         `CONDITIONS' these conditions;

         `NOTE' this loan stock note including the Conditions;

         `NOTEHOLDER' at any time the then registered holder of the Note and, where appropriate, the personal representatives of the registered holder;

         `PRINCIPAL SUM' the principal sum specified on the face of the Note or the amount outstanding at the relevant time.

2.       FORM

The Note is a single note for the Principal Sum together with interest due on it.

3.       REGISTER

The Company shall keep a register of Noteholders in which will be entered the name and address of the holder of the Note, details of all transfers and payments of principal and interest.

4.       REPAYMENT IN DEFAULT

The Principal Sum, together with accrued interest and any other sums payable under the Note, shall immediately become payable on the happening of any of the following events:

         4.1 an order being made or an effective resolution being passed for the winding-up of the Company;

         4.2 a receiver or administrator being appointed or an encumbrancer taking possession of the whole or a substantial part of the assets or undertaking of the Company; or

         4.3   the  Company  ceasing  or  threatening  to  cease to carry on its
               business,   except  as  part  of  a  solvent   reconstruction  or
               amalgamation.

5.       TRANSFERS

The Note may be transferred only in whole. Transfers shall be in writing signed by the transferor and shall be lodged with the Company together with such evidence of title to the Note as the Company reasonably requires (including production of the Note) and the transferee shall then be registered as the holder of the Note. The Company shall be entitled to retain the transfer.

6.       TRANSMISSION

A person entitled to the Note by reason of the death of the Noteholder or otherwise by operation of law may, upon producing such evidence of his title as the Company reasonably requires, be registered as the holder of the Note subject to the Conditions.

7.       TITLE

The Company shall recognise and treat the Noteholder as the sole absolute owner of the Note and as alone entitled to receive and give effectual discharges for sums payable under it. The Company shall not be affected by notice of a trust or of the right, title or claim to the Note of any person other than the Noteholder.

8.       JOINT HOLDERS

In the case of joint registered Noteholders the Principal Sum and interest on it and any other sums payable under the Note shall be deemed to be owing to them upon a joint account.

9.       PAYMENT

A cheque in respect of any sum payable under the Note, drawn on the Company's bankers payable to the order of the Noteholder (or in case of joint Noteholders to the order of the joint Noteholder named first in the register of Noteholders), will be sent by post to the registered or last known address of the Noteholder. The Company shall not be responsible for loss in transmission and the payment of the cheque shall be a good discharge to the Company.

10.      SET-OFF AND SECURITY

10.1 The Principal Sum and interest on it and any other sums payable under the Note shall be paid without regard to any equities between the Company and the original or any other Noteholder or any counter-claim or right of set-off. The receipt of the Noteholder (or in the case of joint Noteholders of the joint Noteholder who is named first in the register of Noteholders) for the relevant payment shall be a good discharge to the Company.

10.2 The Principal Sum and interest on it and any other sums payable under the Note shall be secured by way of a charge over deposit account in the form annexed hereto which may at the option of the Company be substituted by a guarantee in a form reasonably acceptable to the Noteholder from a London Clearing Bank for an equal sum.

11.      OPTIONAL EARLY REPAYMENT

11.1 The Noteholder may require the whole or any part (being an amount or whole multiple of (pound)1) of the indebtedness outstanding in this Loan Note to be redeemed by the Company at par with accrued interest (subject to deduction of tax) on any date on or after the 1st day of June 1999 by the Noteholder giving not less than 7 days' notice to the Company.

12.      REPLACEMENT NOTE

If the Note is worn out, defaced, lost or destroyed it may be renewed on terms as to evidence of identity, indemnity and reimbursement of expense incurred by the Company in investigating or verifying title as the Company requires. In the case of defacement the Note must be surrendered before the new note is issued.

13.      NOTICES

Notices given under the Note may be given by the Noteholder or by the Company by posting them in prepaid letters addressed to the Company at its registered office or to the Noteholder (or in the case of joint Noteholders to the Noteholder who is first named in the register of Noteholders) at his address as shown in the register. A notice shall be deemed to have been served 72 hours after the time of posting.



Executed as a deed by the Company and delivered on _______________.


____________________ Director


____________________ Director/Secretary

                               EUROPEAN MICRO PLC

                       CONVERTIBLE FLOATING RATE LOAN NOTE
                        DUE SIX YEARS AFTER DATE OF ISSUE



1 EUROPEAN MICRO PLC (the `Company') (registered number 2663964) whose registered office is at 20-24 Church Street, Altrincham, Cheshire, WA14 4DW will on the sixth anniversary of the date of issue (`Redemption Date') (or on any earlier date on which it becomes payable in accordance with the Conditions) pay to the person named in Schedule I (or the then Noteholder) the principal sum specified in Schedule I, together with all outstanding interest and other sums due under the Note.

2 Interest shall accrue on the Principal Sum, and on compounded interest, at the rate of two per cent per annum above the base rate of National Westminster Bank PLC from time to time with effect from the date of the Note. The interest shall accrue from day to day and shall be calculated on the basis of a 365 day year until the relevant amount is paid or repaid. The interest shall be compounded on the last Business Day in each of March, June, September and December and on the Redemption Date and shall be payable on the date of repayment of the Principal Sum.

3 The Note is issued subject to and with the benefit of the Conditions.



                                   SCHEDULE I


Noteholder:                GERARD DENIS PATRICK O'ROURKE

Principal Sum:             (POUND)_____________



                                   SCHEDULE II


1. Should the Company pursuant to clause 5 elect to satisfy any sum due under the terms of this Loan Note by procuring the allotment of EMCC Shares and the traded volume of EMCC Shares on NASDAQ in the 30 days prior to the election being made not being equal to three times the number of shares to be allotted (`the Trading Volume') then the following conditions shall apply.

         1.1 After 15 days of receipt of the said shares the Loan Noteholder may arrange to sell the shares received as far as possible in equal lots over the next 40 succeeding trading days.

         1.2 In the event that the sums realised upon the sale of the said shares shall be less than the cash amount due the Company shall pay to the Loan Noteholder the difference in cash within 28 days of being notified of the amount of any shortfall.

2. The number of EMCC Shares to be issued in satisfaction of any sum due under the Loan Note shall be equal to the amount of the sum due under the Loan Note so payable divided by the per share value save that if it shall not be a whole multiple then any balance will be paid in cash.



                                   CONDITIONS

1        DEFINITIONS

In the Note the following words and expressions have the meanings stated unless they are inconsistent with the context:

         `BUSINESS DAY' a day, other than a Saturday, on which banks in the City of London are open for business;

         `CONDITIONS' these conditions;

         `EMCC' means European Micro Holdings Inc., a company incorporated in the State of Nevada (United States of America) with a State of Nevada File Number 28914-1997 and having its place of business at 6073 NW 167 Street, Unit C-25, Miama, Florida 33015, United States of America.

         `EMCC SHARES' means the shares of common stock of US$0.01, the same being traded or tradable on NASDAQ, credited as fully paid, in the capital of EMCC;

         `NOTE' this loan stock note including the Conditions;

         `NOTEHOLDER' at any time the then registered holder of the Note and, where appropriate, the personal representatives of the registered holder;

         `PRINCIPAL SUM' the principal sum specified on the face of the Note or the amount outstanding at the relevant time.

2        FORM

The Note is a single note for the Principal Sum together with interest due on it.

3        REGISTER

The Company shall keep a register of Noteholders in which will be entered the name and address of the holder of the Note, details of all transfers and payments of principal and interest.

4        REPAYMENT IN DEFAULT

The Principal Sum, together with accrued interest and any other sums payable under the Note, shall immediately become payable on the happening of any of the following events:

4.1 an order being made or an effective resolution being passed for the winding-up of the Company;

4.2 a receiver or administrator being appointed or an encumbrancer taking possession of the whole or a substantial part of the assets or undertaking of the Company; or

4.3 the Company ceasing or threatening to cease to carry on its business, except as part of a solvent reconstruction or amalgamation.

5        SHARE OPTION

5.1 The Company may at its option satisfy any sum due under this Loan Note either in cash or by EMCC Shares or any combination thereof. If the Company issues EMCC Shares in respect of all or any part of the sums due to the Noteholder then the provisions of Schedule 2 shall apply.

5.2 The share option as set out in 5.1 above shall not apply if payment is due by reason of default as set out in clause 4.

6        TRANSFERS

The Note may be transferred only in whole. Transfers shall be in writing signed by the transferor and shall be lodged with the Company together with such evidence of title to the Note as the Company reasonably requires (including production of the Note) and the transferee shall then be registered as the holder of the Note. The Company shall be entitled to retain the transfer.

7        TRANSMISSION

A person entitled to the Note by reason of the death of the Noteholder or otherwise by operation of law may, upon producing such evidence of his title as the Company reasonably requires, be registered as the holder of the Note subject to the Conditions.

8        TITLE

The Company shall recognise and treat the Noteholder as the sole absolute owner of the Note and as alone entitled to receive and give effectual discharges for sums payable under it. The Company shall not be affected by notice of a trust or of the right, title or claim to the Note of any person other than the Noteholder.

9        JOINT HOLDERS

In the case of joint registered Noteholders the Principal Sum and interest on it and any other sums payable under the Note shall be deemed to be owing to them upon a joint account.

10       SATISFACTION

A cheque in respect of any sum payable under the Note, drawn on the Company's bankers payable to the order of the Noteholder (or in case of joint Noteholders to the order of the joint Noteholder named first in the register of Noteholders or the relative share certificate), will be sent by post to the registered or last known address of the Noteholder. The Company shall not be responsible for loss in transmission and the payment of the cheque shall be a good discharge to the Company.

11       SET-OFF

The Principal Sum and interest on it and any other sums payable under the Note shall be paid without regard to any equities between the Company and the original or any other Noteholder or any counter-claim or right of set-off. The receipt of the Noteholder (or in the case of joint Noteholders of the joint Noteholder who is named first in the register of Noteholders) for the relevant payment shall be a good discharge to the Company.

12       OPTIONAL EARLY REPAYMENT

The Noteholder may require the whole or any part (being an amount or whole multiple of (pound)1) of the indebtedness outstanding in this Loan Note to be redeemed by the Company at par with accrued interest (subject to deduction of tax) on any date on or after the expiry of eight months from the date of issue by the Noteholder giving not less than 28 days' notice to the Company.

13       REPLACEMENT NOTE

If the Note is worn out, defaced, lost or destroyed it may be renewed on terms as to evidence of identity, indemnity and reimbursement of expense incurred by the Company in investigating or verifying title as the Company requires. In the case of defacement the Note must be surrendered before the new note is issued.

14       NOTICES

Notices given under the Note may be given by the Noteholder or by the Company by posting them in prepaid letters addressed to the Company at its registered office or to the Noteholder (or in the case of joint Noteholders to the Noteholder who is first named in the register of Noteholders) at his address as shown in the register. A notice shall be deemed to have been served 72 hours after the time of posting.



Executed as a deed by the Company and delivered on _______________.


____________________ Director


____________________ Director/Secretary

                                   ANNEXURE B


                                                            COMPANY NO: 02743684

                                 DEED OF WAIVER

                    RE: SUNBELT (UK) LIMITED ("THE COMPANY")


I, GERARD DENIS PATRICK O'ROURKE of 16 William Road, Wimbledon, London SW19 3PL being the registered holder of 7,200 Ordinary Shares of (pound)1 each in the capital of the Company, whose registered office is situated at 15 Bolton Street, London W1Y 8AR DO HEREBY absolutely and irrevocably waive all right and entitlement to the dividend of (pound)2.227 per Share recommended by the Directors and if considered fit, to be approved by the Shareholders at an emergency general meeting of the Company to be held on October 1998.

DATED this           day of October 1998



SIGNED as a DEED           )
by the said GERARD DENIS   )
PATRICK O'ROURKE           )
in the presence of:-

Witness:

Signature _______________________

Name_____________________________

Address__________________________

---------------------------------

---------------------------------

Occupation_______________________

                                   ANNEXURE C



                                                            COMPANY NO: 02743684

                              SUNBELT (UK) LIMITED

                          ADJUSTMENTS TO FINAL ACCOUNTS
                  YEAR ENDED 30TH JUNE 1998 (PER CLAUSE 2.7.3)

Pre-Tax Profit per audited Profit and Loss Accounts               (pound)437,518

Profit effect of Credit Notes raised after Balance Sheet date     ((pound)3,000)

Adjustment of Advertising Prepayment
Relating to advertisements in July and August 1998                ((pound)6,000)

Additional Audit Accrual per Windsor Stebbing Marsh               ((pound)2,000)

Correction to PAYE Control Account                                ((pound)2,000)

                                                                  (POUND)424,518

The following have been agreed as incorporated into the Accounts And shall not be further adjusted for the purposes of clause 2.7.4:

(a).     Increased purchases in trading account in respect of costs relating to (pound)41,000 sales adjustment previously made.  This reduced
         profits and increased trade creditors                   ((pound)35,099)

(b).     Removed management charge following receipt of Credit Note from
         P.C. Wise Inc.  This increased profits and increased the debtor due
         From P.C. Wise Inc.                                       (pound)25,034



               ADJUSTMENTS TO BOOK VALUE AMOUNT (PER CLAUSE 2.8.3)


It is agreed that none of the costs associated with the move of the Company's business to Strudwick House including decorating, furnishing, moving costs and installation costs shall be deductible under any circumstances in determining the Book Value Amount.

                                   ANNEXURE D


                                SERVICE CONTRACT


THIS AGREEMENT is made the _____ day of _______________, 1998

BETWEEN:

(1) EUROPEAN MICRO HOLDINGS INC. a company incorporated in the State of Nevada (United States of America) with the State of Nevada file no. 28914-1997 and having its place of business at 6073 NW 167 Street, Unit C-25, Miami, Florida 33015 United States of America (the "Employer")

(2)      MICHAEL CHARLES GESNER of c/o Arthur  Andersen,  Corporate  Service PTE
         Ltd, 10 Hoe Chiang Road, # 18-00 Keppel Towers, Singapore 089315 (the "Executive")

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

         1.1 In this Agreement the following words and expressions shall have the following meanings:


               "the Board"                     means  the   Board   of Directors
                                               of the  Employer and includes any
                                               committee   of  the  Board   duly
                                               convened by it

               "the Commencement Date"         means the        day of      1998


               "the Company"                   Sunbelt (UK) Limited

               "EM Group Company"              means   the   Employer   and  any
                                               company  which is a subsidiary or
                                               affiliate of the Company

               "the Employment"                means  the employment established
                                               by this Agreement

               "Intellectual Property"         means   (i)   every     invention
                                               discovery  design or  improvement
                                               (ii)    every   work   in   which
                                               copyright may subsist,  and (iii)
                                               moral  rights as  defined by s 77
                                               and s 80 of the Copyright  Design
                                               and Patents Act 1988.

               "$"                             means  dollars  of   the   United
                                               States of America

               "the Sale Agreement"            means   a   contract   made   the
                                               day of October  1998  between the
                                               Executive and European Micro Plc.


               "the Termination Date"          means the termination date of the
                                               Employment  under this  Agreement
                                               howsoever terminated.


         1.2   The   headings   in  this   Agreement   shall  not   affect   its
               interpretation or construction.

         1.3 Any reference in this Agreement to any statutory provision includes any statutory modification or re-enactment of it or the provision referred to.

2.       EMPLOYMENT

The Employer shall employ the Executive and the Executive agrees to act as Managing Director of the Asian subsidiary and as a Director of the Company or any EM Group Company on the terms set out in this Agreement.

3        FREEDOM TO TAKE UP THE APPOINTMENT

The Executive warrants that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any contract or of any other obligation binding upon him.

4.       PERIOD

The Executive's Employment shall commence with effect from the Commencement Date and shall (subject as hereinafter provided) be for an initial fixed term of 2 years and 3 months and shall continue thereafter until terminated by either party giving to the other not less than 6 months' written notice to expire on or any time after the expiry date for the initial fixed term.

5.       DUTIES OF THE APPOINTMENT

         5.1 The Executive shall faithfully and diligently perform those duties of his appointment and exercise such powers consistent with them which are from time to time assigned to or vested in him and shall use his best endeavours to promote the interests of the Employer and any EM Group Company for which he is required to perform duties.

         5.2 The Executive shall (without further remuneration) if and for so long as the Executive is so required by the Company:

                  (i) carry out the duties of his appointment on behalf of any EM Group Company

                  (ii) act as a director of any EM Group Company or hold any other appointment or office as nominee or representative of the Employer or any EM Group Company

                  (iii) carry out such  duties and the duties  attendant  on any such appointment as if they were duties to be performed by him on behalf of the Company.

         5.3. Carry out his primary duties to achieve so far as he is able the targets set out in the Sale Agreement for the Asian Subsidiary as defined therein.

6.       OBEDIENCE AND REPORTING

The Executive shall obey all lawful and reasonable directions of the Board and at all times keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and any EM Group Company and provide such explanations as the Board may require.

7.       DEVOTION TO DUTIES

         7.1 The Executive shall during the term of this Employment devote substantially the whole of his time, attention and abilities to the business and affairs of the Company unless prevented by ill health from so doing and with the exception of PC Wise Inc. shall not during the Employment either on his own account or as the Company of others or otherwise be engaged or concerned in any business other than that of the Company or any EM Group Company or accept any other engagement or public office except with the prior consent in writing of the Company but the Executive may nevertheless be or become a minority holder of any securities which are quoted on a recognized investment exchange.

         7.2      The  Executive   shall  not  be  prevented   from  having  any
                  shareholding in a company which exists at the date of this Contract.

         7.3 The Executive will be allowed to become a Shareholder in a company which does not directly or indirectly compete with the Company or any EM Group Company provided that consent is first obtained from the Company in writing such consent not to be unreasonably withheld.

8.       COMPLIANCE/DEALINGS IN "SECURITIES"

The Executive shall during his Employment and for twelve (12) months after the termination of his Employment comply and shall procure that his minor children shall comply with all applicable rules of law, any recognized investment exchange regulations including the "Model Code for Securities Transactions by Directors of Listed Companies' issued by the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited and any Company policy issued in relation to dealings in shares, debentures or other securities of the Company and any EM Group Company or any unpublished price sensitive information affecting the securities of any other company.

9.       COMPLIANCE/PROPER USE OF FUNDS

         9.1 The Executive shall not use any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity, or make any direct or indirect unlawful payment to any foreign or domestic government official or employee and shall comply with the United States Foreign Corrupt Practices Act of 1977 and any other applicable law of the United States or any other country in which the Executive is conducting business on behalf of the Company or any of its subsidiaries or affiliates relating to improper payments to governmental representatives.

         9.2 Failure to comply with clause 9.1 shall constitute gross misconduct and may result in the termination of the Executives contract of employment in accordance with clause 23 hereto.

10.      PLACE OF WORK

         10.1 The Executive shall work in Singapore for a period of one year from the date hereof and thereafter in such place as may be agreed.

11.      HOURS OF WORK

There are no normal fixed working hours for the Employment. The Executive is expected to work at such times as the efficient and conscientious discharge of his duties hereunder requires.

12.      REMUNERATION

         12.1 During the Employment the Executive shall receive as remuneration a basic salary at the rate of $50,000 per annum to be paid by equal monthly installments on the last day of each calendar month. Any increase in remuneration shall be notified in writing to the Executive and the details thereof shall be entered in the table in Schedule 1 to the Company's signed copy of this Agreement and initialed by an officer of the Company.

         12.2 In addition to the basic salary, the Executive shall receive a bonus at a rate of 0.5% of the level of purchases by any EM Group Company for which the Executive is responsible of Non

                  Nova Products. For the first six months of this Agreement, the Company guarantees the payment of $2,000 per month in bonuses to the Executive. All bonuses shall be payable monthly in arrears. To be eligible for bonuses the Executive must still be in service and not under notice of termination.

         12.3 The remuneration, bonuses and allowances shall unless otherwise by agreement in writing by the Company be inclusive of any fees or other remuneration which the Executive would otherwise be entitled to receive from the Company or any EM Group Company in connection with the performance of the duties delegated to him under this Agreement.

         12.4 The provisions of this clause shall be reviewable annually by agreement.

13.      ALLOWANCES

         13.1 During the employment the Executive shall receive a Housing Allowance of $6,000 per month for the first four months of this Agreement and $4,000 per month for the following eight months of this Agreement and thereafter for so long as he shall be required by the Board to reside in Singapore.

         13.2 In addition to the above, the Executive shall receive an Education Allowance of up to $28,000 per annum for so long as he shall have children in education in Singapore, the
                  Education Allowance payable shall not exceed $14,000 in respect of any one (1) child of the Executive.

         13.3 The Company shall pay for the air fares of the Executive and/or his family up to $13,044 together with the costs of one round trip for the Executive and his family to and from the United States or Europe per year.

14.      CAR

         14.1 The Executive shall receive a car allowance of $3,000 per month to provide a motor vehicle for his use in performing his duties. The Executive shall maintain service tax and comprehensively insure the car as appropriate and shall bear all running expenses of the car including fuel consumed during private use of the car. The Executive shall ensure that he has at all times a current valid license to drive private motor cars.

15.      EXPENSES

         15.1 In addition to his basic salary hereunder the Executive shall be reimbursed the amount of all reasonable traveling, hotel, entertainment and other expenses properly and necessarily incurred and defrayed by him in the discharge of his duties hereunder (including "professional fees"). The Executive shall produce to the Company at its request all supporting vouchers and documents in respect of such expenses. The Company will also pay any telephone expenses incurred by the Executive in relation to this Contract of Employment upon production of supporting bills in respect of such expenses.

         15.2 The Executive shall be entitled to claim his reasonable removal expenses incurred pursuant to this Agreement. Up to $10,000 and shall be payable upon the provision by the Executive of receipts in respect of such expenses.

16.      PENSION AND OTHER BENEFITS

         16.1 No pension contributions shall be paid by the Company on behalf of the Executive. The Executive will however be entitled to private health insurance for the benefit of himself, his spouse and his children, if any, during the term of this Agreement.

         16.2 The Company shall pay the Executive's current life assurance policy, such policy to continue for two years, the proceeds of such policy to be for the benefit of the Executive's family or estate, and the Company and the Executive shall take all necessary actions and enter into all necessary documentation to ensure that such is the case so that the Company shall have no liability to make any payments other than in respect of any proceeds of the said policy as received by it (and after making due allowance for any liability to tax on any sum which the Company have so received).

         16.3 The Executive shall have the right to subscribe for up to 5,000 EMCC Shares as defined in the Agreement at the mid-price for the same on NASDAQ at the date of this agreement at any time after 3 years. This option shall lapse if the Executive shall terminate this agreement before the option is exercised.

17.      HOLIDAYS

         17.1 The Executive shall be entitled (in addition to normal bank and other public holidays) to twenty (20) days paid holiday in each calendar year at such times as shall be convenient to the Company and such additional holidays as the Board shall approve.

         17.2 The Executive shall not be entitled to carry forward any unused holiday entitlement from one holiday year to the next without the written consent of the Company.

18.      SICKNESS OR INJURY

         18.1 The Executive agrees that at any time during the course of the Employment he shall at the request of the Employer submit himself to a medical examination by a registered medical practitioner nominated by the Employer. The purpose of such medical examination shall be to determine whether there are any matters which might impair the Executive's ability to perform his duties under this Agreement and accordingly the Executive shall give such authority as is required for the Company's nominated doctor to disclose to the Employer the findings. All expenses associated with obtaining the report will be borne by the Employer.

         18.2 In the event that the Executive is unable to perform his duties under this Agreement by reason of sickness or injury for a period of seven (7) days or more, the Executive shall if required to do so by the Employer provide the Employer with a medical certificate in respect of the whole period of the absence. Immediately following his return from any period of absence the Executive shall complete a self-certification form detailing the reason for the absence.

         18.3 During the Executive's first ten (10) weeks of absence he will receive ninety percent (90%) of his average weekly earnings calculated by taking the total of his earnings over the previous twelve months and dividing the same by fifty two
                  (52). At the end of such ten (10) week period any further payment will only be made to the Executive at the discretion of the Board.

         18.4 The Employer shall have the right to deduct from the remuneration paid to the Executive any statutory sick pay or other social security benefits which he is entitled to claim in consequence of sickness or accident or payable to him under any scheme for the time being in force of which by virtue of his employment by the Employer he is a non-contributory member.

         18.5 In the event that the Executive is incapable of performing his duties by reason of injury sustained wholly or partially as a result of actionable negligence or breach of any statutory duty on the part of any third party all payments made to the Executive by the Employer by way of remuneration shall to the extent that compensation is recoverable from that third party constitute loans by the Company to the Executive (notwithstanding that as an interim measure income tax has been deducted from payments as if they were emoluments of employment) and shall be repaid when and to the extent that the Executive recovers compensation for loss of earnings from that third party by action or otherwise.

         18.6 The Company will maintain on behalf of the Executive the permanent health insurance scheme currently in place during the term of this Agreement.

19.      CONFIDENTIALITY

The Executive shall not, either during the Employment, otherwise than in the proper course of his duties, or thereafter, without the consent in writing of the Employer being first obtained, use directly or indirectly, divulge to any person, firm or company and shall during the continuance of the Employment use his best endeavours to prevent the publication, disclosure or non-authorized use of any confidential information of the Employer or any EM Group Company or any of its or their secrets, dealings or transactions whatsoever which may have come or may come to his knowledge during his Employment or previously or otherwise and which include but are not limited to the following matters:

                  (i) the working of any manufacturing process or invention or any other methods, formulae, technical data and know-how used by or which relate to the business of the Employer or any EM Group Company;

                  (ii) lists of customers and potential customers or of suppliers and potential suppliers to the Employer and any EM Group Company and any other information collected by the Company and any EM Group Company in relation to those customers or suppliers;

                  (iii)    the  dealings  or   transactions  or  other  business
                           affairs of the Employer or any EM Group Company and its or their finances or management accounts.

The restriction shall cease to apply to information or knowledge which may (otherwise than by reason of the default of the Executive ) become available to the public generally without requiring a significant expenditure of labour, skill or money.

20.      INTELLECTUAL PROPERTY

         20.1 The Executive shall forthwith communicate to the Employer in confidence all intellectual property which the Executive may make or originate either solely or jointly with another or others during the Employment (hereinafter referred to as "Intellectual Property").

         20.2 In the case of such Intellectual Property as is made or originated hereunder wholly or substantially in the course of his normal duties or in the course of duties specifically assigned to him and which relate to the affairs of the Employer or any EM Group Company the following subclauses of this clause shall apply.

         20.3 Such Intellectual Property (or in the case of the Intellectual Property made or originated by the Executive jointly with another or others to the full extent of the Executive's interest therein so far as the law allows) shall be and become the exclusive property of the Employer and shall not be disclosed to any other person, firm or company without the consent of the Employer being previously obtained which if given may be subject to conditions. The provisions of this subclause shall not entitle the Executive to any compensation beyond the salary hereinafter mentioned except that in the case of any invention on which a British Patent has been granted or assigned to the Employer and the Employer has derived outstanding benefit from such patent, the Executive may be entitled by virtue of s 40 of the Patents Act 1977.

         20.4 The Executive shall if and when required by the Employer and at the expense of the Employer do and/or combine with others in doing all acts and sign and execute all applications and other documents (including Powers of Attorney in favour of nominees of the Company) necessary or incidental to obtaining, maintaining or extending patent or other forms of protection for such Intellectual Property in the UK and in any other part of the world or for transferring to or vesting in the Employer or its nominees the Executive's entire right, title and interest to and in such Intellectual Property or to and in any application, patent or other form of protection to copyright as the case may be including the right to file applications in the name of the Company or its nominees for patent or other forms of protection or for registration of copyright in any country claiming priority from the date of filing of any application or other date from which priority may run in any other country.

         20.5 The provisions of this clause shall remain in full force and effect notwithstanding that after the Executive has made or originated any such Intellectual Property the Employment may have ceased or been determined for any reason whatsoever with the intention that the same shall bind the heirs of an/or assigns of the Executive.

21.      COPYRIGHT

The Executive shall promptly disclose to the Employer all works in which copyright or design rights may exist which the Executive may make or originate either solely or jointly with others during the Employment. Any such copyright works or designs created by him in the normal course of his Employment or in the course of carrying out duties specifically assigned to him which relate to the affairs of the Employer shall be the property of the Employer whether or not the work was made by direction of the Company or was intended for the Employer and the copyright in it and the rights in any design shall belong to the Employer and to the extent that such copyright or design rights are not otherwise vested in the Employer the Executive hereby assigns the same to the Employer.

22.      POST-TERMINATION OBLIGATIONS

         22.1 The Executive shall not during the period of 2 years after termination of the Employment solicit or endeavour to entice away from or discourage from being employed by the Company or any EM Group Company any employee or director employed by the Company or any EM Group Company and who to his knowledge was an employee thereof at the date of such termination or whom to his knowledge has at that date agreed to be engaged as an employee of the Company or any EM Group Company and with whom the Executive has dealt or had contact in the normal course of his duties.

         22.2 The Executive shall not for a period of 6 months after the termination of the Employment (without the previous consent in writing of the Company) and whether on his own account or for any other person, firm or company directly in connection with any business similar to or in competition with the business of the Company solicit or endeavour to entice away from the Company any person, firm or company (a) who or which in the twelve (12) months prior to the end of his Employment shall have been a customer of or in the habit of dealing with the Company and (b) with whom or which the Executive had personal dealings in the course of his employment in the twelve (12) months prior to the end of his Employment.

         22.3 The Executive shall not for a period of 6 months after the termination of his Employment (without the previous consent in writing of the Company) and whether on his own account or for any other person, firm or company directly or indirectly in connection with any business similar to or in competition with the business of the Company do any business with, accept orders from, or have any business dealings with any person, firm or company (a) who or which in the twelve (12) months prior to the end of his Employment was a customer of the Company and (b) with whom or which the Executive had personal dealings in the course of his Employment in the twelve (12) months prior to the end of his Employment.

         22.4 The Executive shall not for a period of 6 months after the termination of his Employment and within the United Kingdom (without the previous consent in writing of the Company)
                  directly or indirectly be engaged concerned or interested (whether as principal, servant, agent, consultant or otherwise) in any trade or business which is in competition with any trade or business being carried on by the Company at the end of the Employment or during a period of twelve (12) months prior to the end of his Employment and with which the Executive was concerned in the course of his Employment, provided always that during such 6 month period the Employer will pay the Executive a further 6 month salary and bonus even though his Employment has been terminated but only in circumstances where no summary termination has occurred in accordance with Clause 22 of this Agreement and the Executive is not in breach of the covenants contained in Clause 20. Bonuses will be calculated by dividing the previous 12 months bonus total by 12.

         22.5 The Executive shall not at any time after the Termination Date represent himself as being employed by or connected with the Employer or any EM Group Company.

         22.6     The Executive acknowledges:

                  (i)    that each of the  foregoing  subclauses  of this clause
                         constitutes  an  entirely   separate  and   independent
                         restriction on him; and

                  (ii) while at the date of this Agreement the duration, extent and application of each of the restrictions are considered by the parties no greater than is necessary for the protection of the interests of the Employer and any EM Group Company and reasonable in all the circumstances it is acknowledged that restrictions of such a nature may become invalid because of changing circumstances and accordingly if any of the restrictions shall be adjudged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope they shall apply with such modifications as may be necessary to make them valid and effective.

23.      DELIVERY OF DOCUMENTS AND PROPERTY

The Executive shall upon request at any time and in any event upon the termination of the Executive's Employment immediately deliver up to the Employer or its authorized representative all keys, security passes, credit cards, plans, statistics, documents, records, papers, magnetic disks, tapes or other software storage media and all property of whatsoever nature which may be in his possession or control or relate in any way to the business affairs of the Company or any EM Group Company and the Executive shall not, without the written consent of the Company, retain any copies thereof.

24.      REMEDIES

It is expressly agreed by the Executive and the Employer that the provisions of clauses 17, 18, 19, 20 and 21 are reasonable for purposes of preserving for the Employer its business, goodwill and proprietary information. In the event any breach of the aforementioned provisions by the Executive, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Executive acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages; accordingly the Executive consents to injunctive and other appropriate equitable relief upon the institution of proceedings therefor by the Employer in order to protect the Employer's rights. Such relief shall be in addition to any other relief to which the Employer may be entitled at law or in equity.

25.      SUMMARY TERMINATION

In any of the following cases the Employer may terminate the Executive's Employment by written notice taking effect on the date of its service in which case the Executive shall not be entitled to any further payment from the Employer except such sums as shall then have accrued due;

                  (i)    if  the   Executive   shall  be  guilty  of  any  gross
                         misconduct or any repeated breach of any of the terms of this Agreement;

                  (ii) if the Executive shall be convicted of a criminal offense (except for a road traffic offense or an offense not involving a custodial sentence);

                  (iii) if the Executive be adjudged bankrupt or makes any composition or enters into any deed of arrangement with his creditors;

                  (iv) if the Executive is prohibited by law from being or acting as a director; if the Executive shall become of unsound mind or become a patient under the Mental Health Act 1983;

                  (v) if the Executive resigns as a director of the Company otherwise than at the request of the Company

26.      NO RIGHT TO WORK

         26.1 The Employer shall be under no obligation to provide any work for the Executive during any period of notice either given by the Company or the Executive to terminate the Executive's Employment under this Agreement. The Company may at any time during the said period suspend the Executive from his Employment or exclude him from any premises of the Employer. Provided that during such period the Executive shall continue to receive salary and all other contractual benefits.

         26.2 If the Contract is terminated by notice in accordance with Clause 4 then the period referred to in Clause 20.1 to 20.4 shall start to run from the date of such notice. This proviso will not apply should the Contract be terminated in accordance with Clause 23.

27.      SHORT NOTICE

If the Executive shall at any time become or be unable properly to perform his duties hereunder by reason of ill health accident or otherwise for a period or periods aggregating at least one hundred eighty (180) days in any period of twelve (12) consecutive calendar months the Company may by not less than three
(3) month's notice in writing determine this Agreement.

28.      RESIGNATION OF OFFICE

Upon the termination of the Employment the Executive shall at any time or from time to time thereafter upon the request of the Company resign without claim for compensation from all offices held by him in the Company and any EM Group Company and should he fail to do so the Company is hereby irrevocably authorized to appoint some person in his name and on his behalf to sign and execute all documents or things necessary or requisite to give effect thereto.

29.      RETIREMENT

The Employment shall automatically terminate on the Executive reaching his 65th birthday.

30.      PRIOR RIGHTS

The termination of the Employment shall be without prejudice to any right that the Company may have in respect of any breach by the Executive of any of the provisions of this Agreement which may have occurred prior to such determination.

31.      NOTICES

Any notice given under this Agreement shall be deemed to have been duly given if dispatched by either party hereto by registered post addressed to the other party in the case of the Company to its registered office for the time being and in the case of the Executive to his last known address and such notice shall be deemed to have been given on the day on which in the ordinary course of post it would be delivered.

32.      PRIOR AGREEMENTS

This Agreement is in substitution for all previous contracts of employment express or implied between the Company or EM Group Company and the Executive which shall be deemed to have been terminated by mutual consent as from the Commencement Date.

33.      DISCIPLINARY AND GRIEVANCE PROCEDURE

There are no fixed rules for the resolution of grievance or disciplinary problems. In the event of the Executive being dissatisfied with any decision taken against him, or have any grievance relating to the Employment, he should apply in the first instance to the Chairman of the Board who will either propose a solution or refer the matter to the Board for a final decision.

34.      RECONSTRUCTION OR AMALGAMATION

If before the termination of this Agreement the Employment shall be determined by reason of the liquidation of the Company for the purposes of reconstruction or amalgamation and the Executive shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favorable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of the determination of the Employment.

35.      EMPLOYMENT RIGHTS ACT 1996

Schedule 2 to this Agreement sets out the particulars of employment not contained in the Agreement that must be given to the Executive in accordance with the terms of the said Employment Right Act 1996.

36.      JURISDICTION AND LAW

This contract shall be construed according to English law whose Courts shall have non-exclusive jurisdictions.

                                   SCHEDULE 1

                            TABLE OF SALARY INCREASES


                                      Date of
 Current         Increase           commencement     New salary        Signed
 salary                            of new salary

                                   SCHEDULE 2

                           EMPLOYMENT RIGHTS ACT 1996


The following information is given to supplement the information given in the Agreement in order to comply with the requirements of section 1 of the Employment Rights Act of 1996.

1. The Executive's job title is Managing Director of the Asian subsidiary and Director of the Company or any EM Group Company on the terms set out in this Agreement

2. The Executive's continuous period of employment with the Company commenced on the date hereof and is not continuous with any previous period of employment with any other Company.

3. There are no collective agreements in force which affect the terms and conditions of the Executive's employment.

4.       There is no Pension Provision applicable to the employment.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as a Deed the day and year first above written.


Signed by                  )
for and on behalf of the   )
Company                    )







Signed by the Executive    )
                           )
                           )

                                SERVICE CONTRACT


THIS AGREEMENT is made the ____ day of ________________, 1998

BETWEEN:

(1) EUROPEAN MICRO PLC (registered number 2663964) having its registered office at Market Court, 20-24 Church Street, Altrincham, Cheshire WA14 4DW (the "Company")

(2) GERARD DENIS PATRICK O'ROURKE of 16 William Road, Wimbledon, London, SW19 3PL (the "Executive")



IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

         1.1. In this Agreement the following words and expressions shall have the following meanings:

              "the Agreement"           Means a contract between the Company and
                                        the Executive and M. Gesner dated _____ day of _________

              "the Board"               means  the  Board  of  Directors  of the
                                        Company and includes any committee of the Board duly convened by it

              "the Commencement Date"   means the ____ day of __________, 1998

              "Sunbelt"                 means Sunbelt (UK) Limited

              EM Group Company"         means the Company and any Company  which
                                        is a subsidiary or affiliate of the Company

              "the Employment"          means the employment established by this
                                        Agreement

              Intellectual Property"    means   (i)  every  invention  discovery
                                        design or improvement (ii) every work in which copyright may subsist, and (iii) moral rights as defined by s 77 and s 80 of the Copyright Design and Patents Act
                                        1988.

              "Nova Products"           Shall  have the same  meaning  as in the
                                        Agreement

             "the Termination Date"     means  the  termination  date  of    the
                                        Employment    under    this    Agreement
                                        howsoever terminated.

         1.2.  The   headings   in  this   Agreement   shall  not   affect   its
               interpretation or construction.

         1.3. Any reference in this Agreement to any statutory provision includes any statutory modification or re-enactment of it or the provision referred to.

2.       EMPLOYMENT

The Company shall employ the Executive and the Executive also agrees to act as Managing Director of Sunbelt on the terms set out in this Agreement.

3.       FREEDOM TO TAKE UP THE APPOINTMENT

The Executive warrants that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any contract or of any other obligation binding upon him.

4.       PERIOD

The Executive's Employment shall commence with effect from the Commencement Date and shall (subject as hereinafter provided) be for an initial fixed term of 2 years and 3 months and shall continue thereafter until terminated by either party giving to the other not less than 6 months' written notice to expire on or any time after the expiry date for the initial fixed term.

5.       DUTIES OF THE APPOINTMENT

         5.1. The Executive shall faithfully and diligently perform those duties of his appointment and exercise such powers consistent with them which are from time to time assigned to or vested in him and shall use his best endeavours to promote the interests of Sunbelt and any EM Group Company for which he is required to perform duties.

         5.2. The Executive shall (without further remuneration) if and for so long as the Executive is so required by the Company:

         (i) carry out the duties of his appointment on behalf of any EM Group Company

         (ii) act as a director of any EM Group Company or hold any other appointment or office as nominee or representative of Sunbelt or any EM Group Company.

         (iii) carry out such duties and the duties attendant on any such appointment as if they were duties to be performed by him on behalf of the Company.

         5.3 Use his reasonable endeavours to achieve the targets set out in the Agreement.

6.       OBEDIENCE AND REPORTING

The Executive shall obey all lawful and reasonable directions of the Board and at all times keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of Sunbelt and any EM Group Company and provide such explanations as the Board may require.

7.       DEVOTION TO DUTIES

         7.1. The Executive shall during the term of this Employment devote substantially the whole of his time, attention and abilities to the business and affairs of Sunbelt unless prevented by ill health from so doing and shall not during the Employment either on his own account or as the employer of others or otherwise be engaged or concerned in any business other than that of Sunbelt or any EM Group Company or accept any other engagement or public office except with the prior consent in writing of the Company but the Executive may nevertheless be or become a minority holder of any securities which are quoted on a recognized investment exchange.

         7.2.     The  Executive   shall  not  be  prevented   from  having  any
                  shareholding in a company which exists at the date of this Contract.

         7.3. The Executive will be allowed to become a Shareholder in a company which does not directly or indirectly compete with Sunbelt or any EM Group Company provided that consent is first obtained from the Company in writing such consent not to be unreasonably withheld.

8.       COMPLIANCE/DEALINGS IN "SECURITIES"

The Executive shall during his Employment and for twelve (12) months after the termination of his Employment comply and shall procure that his minor children shall comply with all applicable rules of law, any recognized investment exchange regulations including the "Model Code for Securities Transactions by Directors of Listed Companies' issued by the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited and any Company policy issued in relation to dealings in shares, debentures or other securities of the Company and any EM Group Company or any unpublished price sensitive information affecting the securities of any other company.

9.       COMPLIANCE/PROPER USE OF FUNDS

         9.1 The Executive shall not use any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity, or make any direct or indirect unlawful payment to any foreign or domestic government official or employee and shall comply with the United States Foreign Corrupt Practices Act of 1977 and any other applicable law of the United States or any other country in which the Executive is conducting business on behalf of Sunbelt or any of its subsidiaries or affiliates relating to improper payments to governmental representatives.

         9.2 Failure to comply with clause 9.1 shall constitute gross misconduct and may result in the termination of the Executives contract of employment in accordance with clause 23 hereto.

10.      PLACE OF WORK

         10.1. The Executive shall initially work at the offices of the Sunbelt at Strudwick House, Boundary Business Park, Church Road, Hitcham, Surrey but the Executive shall if required to do so work in such place or places within a twenty (20) mile radius of said offices as the Board may reasonably require for the proper performance of his duties hereunder.

         10.2. The Executive shall not be required (except for travel on the business of Sunbelt or any EM Group Company) to reside in other parts of the world.

11.      HOURS OF WORK

There are no normal fixed working hours for the Employment. The Executive is expected to work at such times as the efficient and conscientious discharge of his duties hereunder requires and it is hereby agreed that the provisions of regulation 4 of the Working Time Regulations 1998 shall not apply.

12.      REMUNERATION

         12.1. During the Employment the Executive shall receive as remuneration a basic salary at the rate of (pound)50,000 per annum to be paid by equal monthly installments on the last day of each calendar month. Any increase in remuneration shall be notified in writing to the Executive and the details thereof shall be entered in the table in Schedule 1 to the Company's signed copy of this Agreement and initialed by an officer of the Company.

         12.2. The Executives remuneration takes into account any provision for pension payments into which the Executive may have been entitled prior to the date of this Agreement.

         12.3. In addition to the basic salary the Executive shall receive bonuses equal to 3.75% of the pre-tax gross profits of the sale of Nova Products through Sunbelt. Such bonuses to be paid monthly in arrears.

         12.4. During the first six months of this Agreement the Executive shall be guaranteed bonus payments of (pound)1,666.00 per month. To be eligible for the bonus the Executive must still be in service and not under notice of termination unless such notice shall be wrongful or unfair.

         12.5. The remuneration and bonuses shall unless otherwise agreed in writing by the Company be inclusive of any fees or other remuneration which the Executive would otherwise be entitled to receive from the Company or any EM Group Company in connection with the performance of the duties delegated to him under this Agreement.

         12.6. The provisions of this clause shall be reviewable annually by agreement.

13.      CAR

         13.1. The Company shall pay the Executive a car allowance of (pound)8,235 per annum. In addition the Company shall pay for all fuel including fuel consumed during private use of the car. The Executive shall ensure that he has at all times a current valid license to drive private motor cars.

         13.2.    The  Company  shall  provide  the  Executive   with  a  Mobile
                  Telephone and pay the rental and cost of calls.

14.      EXPENSES

In addition to his basic salary hereunder the Executive shall be reimbursed the amount of all reasonable traveling, hotel, entertainment and other expenses properly and necessarily incurred and defrayed by him in the discharge of his duties hereunder (including "professional fees"). The Executive shall produce to the Company at its request all supporting vouchers and documents in respect of such expenses. The Company will also pay any telephone expenses incurred by the Executive in relation to this Contract of Employment upon production of supporting bills in respect of such expenses.

15.      PENSION AND OTHER BENEFITS

         15.1 No pension contributions shall be paid by the Company on behalf of the Executive. The Executive will however be entitled to private health insurance for the benefit of himself his spouse and dependent children if any.

         15.2 The Executive shall have the right to subscribe for up to 5,000 EMCC Shares as defined in the Agreement at the mid-price for the same on NASDAQ at the date of this agreement at any time after 3 years. This option shall lapse if the Executive shall terminate this agreement before the option is exercised.

16.      HOLIDAYS

         16.1. The Executive shall be entitled (in addition to normal bank and other public holidays) to twenty (20) days paid holiday in each calendar year at such times as shall be convenient to Sunbelt and such additional holidays as the Board shall approve.

         16.2. The Executive shall not be entitled to carry forward any unused holiday entitlement from one holiday year to the next without the written consent of the Company.

17.      SICKNESS OR INJURY

         17.1. The Executive agrees that at any time during the course of the Employment he shall at the request of the Company submit himself to a medical examination by a registered medical practitioner nominated by the Company. The purpose of such medical examination shall be to determine whether there are any matters which might impair the Executive's ability to perform his duties under this Agreement and accordingly the Executive shall give such authority as is required for the Company's nominated doctor to disclose to the Company the findings. All expenses associated with obtaining the report will be borne by the Company.

         17.2. In the event that the Executive is unable to perform his duties under this Agreement by reason of sickness or injury for a period of seven (7) days or more, the Executive shall if required to do so by the Company provide the Company with a medical certificate in respect of the whole period of the absence. Immediately following his return from any period of absence the Executive shall complete a self-certification form detailing the reason for the absence.

         17.3. During the Executive's first ten (10) weeks of absence he will receive ninety percent (90%) of his average weekly earnings calculated by taking the total of his earnings over the previous twelve months and dividing the same by fifty two
                  (52). At the end of such ten (10) week period any further payment will only be made to the Executive at the discretion of the Board.

         17.4. The Company shall have the right to deduct from the remuneration paid to the Executive any statutory sick pay or other social security benefits which he is entitled to claim in consequence of sickness or accident or payable to him under any scheme for the time being in force of which by virtue of his employment by the Company he is a non-contributory member.

         17.5. In the event that the Executive is incapable of performing his duties by reason of injury sustained wholly or partially as a result of actionable negligence or breach of any statutory duty on the part of any third party all payments made to the Executive by the Company by way of remuneration shall to the extent that compensation is recoverable from that third party constitute loans by the Company to the Executive (notwithstanding that as an interim measure income tax has been deducted from payments as if they were emoluments of employment) and shall be repaid when and to the extent that the Executive recovers compensation for loss of earnings from that third party by action or otherwise.

         17.6. The Company will maintain on behalf of the Executive the permanent health insurance scheme currently in place during the term of this Agreement.

18.      CONFIDENTIALITY

The Executive shall not, either during the Employment, otherwise than in the proper course of his duties, or thereafter, without the consent in writing of the Company being first obtained, use directly or indirectly, divulge to any person, firm or company and shall during the continuance of the Employment use his best endeavours to prevent the publication, disclosure or non-authorized use of any confidential information of Sunbelt or any EM Group Company or any of its or their secrets, dealings or transactions whatsoever which may have come or may come to his knowledge during his Employment or previously or otherwise and which include but are not limited to the following matters:

         (i) the working of any manufacturing process or invention or any other methods, formulae, technical data and know-how used by or which relate to the business of Sunbelt or any EM Group Company;

         (ii) lists of customers and potential customers or of suppliers and potential suppliers to Sunbelt and any EM Group Company and any other information collected by Sunbelt and any EM Group Company in relation to those customers or suppliers;

         (iii) the dealings or transactions or other business affairs of Sunbelt or any EM Group Company and its or their finances or management accounts.

The restriction shall cease to apply to information or knowledge which may (otherwise than by reason of the default of the Executive) become available to the public generally without requiring a significant expenditure of labour, skill or money.

19.      INTELLECTUAL PROPERTY

         19.1. The Executive shall forthwith communicate to the Company in confidence all intellectual property which the Executive may make or originate either solely or jointly with another or others during the Employment (hereinafter referred to as "Intellectual Property").

         19.2. In the case of such Intellectual Property as is made or originated hereunder wholly or substantially in the course of his normal duties or in the course of duties specifically assigned to him and which relate to the affairs of Sunbelt or any EM Group Company the following subclauses of this clause shall apply.

         19.3. Such Intellectual Property (or in the case of the Intellectual Property made or originated by the Executive jointly with another or others to the full extent of the Executive's interest therein so far as the law allows) shall be and become the exclusive property of the Company and shall not be disclosed to any other person, firm or company without the consent of the Company being previously obtained which if given may be subject to conditions. The provisions of this subclause shall not entitle the Executive to any compensation beyond the salary hereinafter mentioned except that in the case of any invention on which a British Patent has been granted or assigned to the Company and the Company has derived outstanding benefit from such patent, the Executive may be entitled by virtue of s 40 of the Patents Act 1977.

         19.4. The Executive shall if and when required by the Company and at the expense of the Company do and/or combine with others in doing all acts and sign and execute all applications and other documents (including Powers of Attorney in favour of nominees of the Company) necessary or incidental to obtaining, maintaining or extending patent or other forms of protection for such Intellectual Property in the UK and in any other part of the world or for transferring to or vesting in the Company or its nominees the Executive's entire right, title and interest to and in such Intellectual Property or to and in any application, patent or other form of protection to copyright as the case may be including the right to file applications in the name of the Company or its nominees for patent or other forms of protection or for registration of copyright in any country claiming priority from the date of filing of any application or other date from which priority may run in any other country.

         19.5. The provisions of this clause shall remain in full force and effect notwithstanding that after the Executive has made or originated any such Intellectual Property the Employment may have ceased or been determined for any reason whatsoever with the intention that the same shall bind the heirs of an/or assigns of the Executive.

20.      COPYRIGHT

The Executive shall promptly disclose to the Company all works in which copyright or design rights may exist which the Executive may make or originate either solely or jointly with others during the Employment. Any such copyright works or designs created by him in the normal course of his Employment or in the course of carrying out duties specifically assigned to him which relate to the affairs of the Company shall be the property of the Company whether or not the work was made by direction of the Company or was intended for the Company and the copyright in it and the rights in any design shall belong to the Company and to the extent that such copyright or design rights are not otherwise vested in the Company the Executive hereby assigns the same to the Company.

21.      POST-TERMINATION OBLIGATIONS

         21.1. The Executive shall not during the period of 2 years after termination of the Employment solicit or endeavour to entice away from or discourage from being employed by Sunbelt or any EM Group Company any employee or director employed by Sunbelt or any EM Group Company and who to his knowledge was an employee thereof at the date of such termination or whom to his knowledge has at that date agreed to be engaged as an employee of Sunbelt or any EM Group Company and with whom the Executive has dealt or had contact in the normal course of his duties.

         21.2. The Executive shall not for a period of 6 months after the termination of the Employment (without the previous consent in writing of the Company) and whether on his own account or for any other person, firm or company directly in connection with any business similar to or in competition with the business of Sunbelt solicit or endeavour to entice away from Sunbelt any person, firm or company (a) who or which in the twelve (12) months prior to the end of his Employment shall have been a customer of or in the habit of dealing with Sunbelt and (b) with whom or which the Executive had personal dealings in the course of his employment in the twelve (12) months prior to the end of his Employment.

         21.3. The Executive shall not for a period of 6 months after the termination of his Employment (without the previous consent in writing of the Company) and whether on his own account or for any other person, firm or company directly or indirectly in connection with any business similar to or in competition with the business of Sunbelt do any business with, accept orders from, or have any business dealings with any person, firm or company (a) who or which in the twelve (12) months prior to the end of his Employment was a customer of Sunbelt and (b) with whom or which the Executive had personal dealings in the course of his Employment in the twelve (12) months prior to the end of his Employment.

         21.4. The Executive shall not for a period of 6 months after the termination of his Employment and within the United Kingdom (without the previous consent in writing of the Company)
                  directly or indirectly be engaged concerned or interested (whether as principal, servant, agent, consultant or otherwise) in any trade or business which is in competition with any trade or business being carried on by Sunbelt at the end of the Employment or during a period of twelve (12) months prior to the end of his Employment and with which the Executive was concerned in the course of his Employment, provided always that during such period the Company will pay the Executive a further 6 month salary and bonus even though his Employment has been terminated but only in circumstances where no summary termination has occurred in accordance with Clause 22 of this Agreement and the Executive is not in breach of the covenants contained in Clause 20. Bonuses will be calculated by dividing the previous 12 months bonus total by 12.

         21.5. The Executive shall not at any time after the Termination Date represent himself as being employed by or connected with Sunbelt or any EM Group Company.

         21.6.    The Executive acknowledges:

                  (i)     that each of the  foregoing  subclauses of this clause
                          constitutes  an  entirely   separate  and  independent
                          restriction on him; and

                  (ii) while at the date of this Agreement the duration, extent and application of each of the restrictions are considered by the parties no greater than is necessary for the protection of the interests of Sunbelt and any EM Group Company and reasonable in all the circumstances it is acknowledged that restrictions of such a nature may become invalid because of changing circumstances and accordingly if any of the restrictions shall be adjudged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope they shall apply with such modifications as may be necessary to make them valid and effective.

22.      DELIVERY OF DOCUMENTS AND PROPERTY

The Executive shall upon request at any time and in any event upon the termination of the Executive's Employment immediately deliver up to the Company or its authorized representative all keys, security passes, credit cards, plans, statistics, documents, records, papers, magnetic disks, tapes or other software storage media and all property of whatsoever nature which may be in his possession or control or relate in any way to the business affairs of Sunbelt or any EM Group Company and the Executive shall not, without the written consent of the Company, retain any copies thereof.

23.      REMEDIES

It is expressly agreed by the Executive and the Company that the provisions of clauses 18, 19, 20, 21 and 22 are reasonable for purposes of preserving for the Company its business, goodwill and proprietary information. In the event any breach of the aforementioned provisions by the Executive, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Executive acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages; accordingly the Executive consents to injunctive and other appropriate equitable relief upon the institution of proceedings therefor by the Company in order to protect the Company's rights. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity.

24.      SUMMARY TERMINATION

In any of the following cases the Company may terminate the Executive's Employment by written notice taking effect on the date of its service in which case the Executive shall not be entitled to any further payment from the Company except such sums as shall then have accrued due;

                  (i)     if  the  Executive   shall  be  guilty  of  any  gross
                          misconduct or any repeated breach of any of the terms of this Agreement;

                  (ii) if the Executive shall be convicted of a criminal offense (except for a road traffic offense or an offense not involving a custodial sentence);

                  (iii) if the Executive be adjudged bankrupt or makes any composition or enters into any deed of arrangement with his creditors;

                  (iv) if the Executive is prohibited by law from being or acting as a director;

                  (v) if the Executive shall become of unsound mind or become a patient under the Mental Health Act 1983;

                  (vi) if the Executive resigns as a director of Sunbelt otherwise than at the request of the Company

25.      NO RIGHT TO WORK

         25.1. The Company shall be under no obligation to provide any work for the Executive during any period of notice either given by the Company or the Executive to terminate the Executive's Employment under this Agreement. The Company may at any time during the said period suspend the Executive from his Employment or exclude him from any premises of Sunbelt or any EM Group Company. Provided that during such period the Executive shall continue to receive salary and all other contractual benefits.

         25.2. If the Contract is terminated by notice in accordance with Clause 4 then the period referred to in Clause 20.1 to 20.4 shall start to run from the date of such notice. This proviso will not apply should the Contract be terminated in accordance with Clause 23.

26.      SHORT NOTICE

If the Executive shall at any time become or be unable properly to perform his duties hereunder by reason of ill health accident or otherwise for a period or periods aggregating at least one hundred eighty (180) days in any period of twelve (12) consecutive calendar months the Company may by not less than three
(3) month's notice in writing determine this Agreement.

27.      RESIGNATION OF OFFICE

Upon the termination of the Employment the Executive shall at any time or from time to time thereafter upon the request of the Company resign without claim for compensation from all offices held by him in Sunbelt and any EM Group Company and should he fail to do so the Company is hereby irrevocably authorized to appoint some person in his name and on his behalf to sign and execute all documents or things necessary or requisite to give effect thereto.

28.      RETIREMENT

The Employment shall automatically terminate on the Executive reaching his 65th birthday.

29.      PRIOR RIGHTS

The termination of the Employment shall be without prejudice to any right that the Company may have in respect of any breach by the Executive of any of the provisions of this Agreement which may have occurred prior to such determination.

30.      NOTICES

Any notice given under this Agreement shall be deemed to have been duly given if dispatched by either party hereto by registered post addressed to the other party in the case of the Company to its registered office for the time being and in the case of the Executive to his last known address and such notice shall be deemed to have been given on the day on which in the ordinary course of post it would be delivered.

31.      PRIOR AGREEMENTS

This Agreement is in substitution for all previous contracts of employment express or implied between Sunbelt or any EM Group Company and the Executive which shall be deemed to have been terminated by mutual consent as from the Commencement Date.

32.      DISCIPLINARY AND GRIEVANCE PROCEDURE

There are no fixed rules for the resolution of grievance or disciplinary problems. In the event of the Executive being dissatisfied with any decision taken against him, or have any grievance relating to the Employment, he should apply in the first instance to the Chairman of the Board who will either propose a solution or refer the matter to the Board for a final decision.

33.      THE COMPANY'S STAFF HANDBOOK

The terms of the Company's standard terms and conditions and employment policies and procedures which are set out in the Company's staff handbook shall be the terms of the Executive Employment save to the extent that they are inconsistent with this Agreement.

34.      RECONSTRUCTION OR AMALGAMATION

If before the termination of this Agreement the Employment shall be determined by reason of the liquidation of Sunbelt for the purposes of reconstruction or amalgamation and the Executive shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favorable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of the determination of the Employment.

35.      EMPLOYMENT RIGHTS ACT 1996

Schedule 2 to this Agreement sets out the particulars of employment not contained in the Agreement that must be given to the Executive in accordance with the terms of the said Employment Right Act 1996.

                                   SCHEDULE 1

                            TABLE OF SALARY INCREASES


                                     Date of
  Current        Increase         commencement           New salary       Signed
  salary                          of new salary

                                   SCHEDULE 2

                           EMPLOYMENT RIGHTS ACT 1996


The following information is given to supplement the information given in the Agreement in order to comply with the requirements of section 1 of the Employment Rights Act of 1996.

1.       The Executive's job title is Managing Director of Sunbelt (UK) Limited.

2. The Executive's continuous period of employment with the Company commenced on 1st July 1992 and is not continuous with any previous period of employment with any other employer.

3. There are no collective agreements in force which affect the terms and conditions of the Executive's employment.

4.       There is no Pension Provision applicable to the employment.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as a Deed the day and year first above written.


Signed by                  )
for and on behalf of the   )
Employer                   )






Signed by the Executive    )
                           )
                           )